          As filed with the Securities and Exchange Commission on March 31, 2006



                                                              File No. 811-21824


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM N-1A


       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [X]



                               Amendment No. 1 [X]


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                      MOUNT VERNON SECURITIES LENDING TRUST
               (Exact Name of Registrant as Specified in Charter)


                 800 Nicollet Mall, Minneapolis, Minnesota 55402
               (Address of Principal Executive Offices) (Zip Code)

                                 (612) 303-7557
              (Registrant's Telephone Number, Including Area Code)

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                                 Brett L. Agnew
                               Assistant Secretary
                          800 Nicollet Mall, BC-MN-H05F
                          Minneapolis, Minnesota 55402
                     (Name and Address of Agent for Service)

                                   ----------

EXPLANATORY NOTE

     This Registration Statement on Form N-1A has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the "1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

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                                     PART A


                      MOUNT VERNON SECURITIES LENDING TRUST



                                 MARCH 31, 2006


ITEM 1. FRONT AND BACK COVER PAGES

     Not Applicable.

ITEM 2. RISK/RETURN SUMMARY: INVESTMENTS, RISKS AND PERFORMANCE

     Not Applicable.

ITEM 3. RISK/RETURN SUMMARY: FEE TABLE

     Not Applicable.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, RELATED RISKS, AND DISCLOSURE OF PORTFOLIO HOLDINGS


     U.S. Bank National Association ("U.S. Bank") has established a securities lending program for its clients. FAF Advisors, Inc. ("FAF" and/or the "Advisor"), a wholly owned subsidiary of U.S. Bank, administers the securities lending program. Each client that participates in the securities lending program as a lender ("Lender") enters into a securities lending authorization agreement ("Lending Agreement") with U.S. Bank. Under the Lending Agreement, U.S. Bank is permitted to delegate administration of the securities lending program (the "Lending Program") to affiliates including FAF, thereby empowering FAF with the duties described in the Lending Agreement, specifically the authority to invest the cash collateral securing loans of securities of each Lender. The Mount Vernon Securities Lending Trust (the "Trust") has been established for the investment of cash collateral on behalf of Lenders participating in the Lending Program.



     The Trust has established two series of shares of beneficial interest representing interests in two separate portfolios: Mount Vernon Securities Lending Prime Portfolio ("Prime Portfolio") and Mount Vernon Securities Lending Short-Term Bond Portfolio ("Short-Term Bond Portfolio") (each a "Portfolio" and collectively the "Portfolios"). FAF serves as the investment advisor for each of the Trust's Portfolios.


     The investment objectives, principal strategies and risks of each Portfolio are described below. The investment objective of a Portfolio may be changed at any time by the Board of

Trustees of the Trust upon at least 30 days prior written notice to shareholders of that Portfolio. See the Statement of Additional Information for a description of each Portfolio's investment restrictions.

OBJECTIVES AND STRATEGIES

Prime Portfolio

     The Prime Portfolio seeks to:

     - maximize current income to the extent consistent with the preservation of capital and liquidity; and

     - maintain a stable $1.00 per share NAV by investing in dollar-denominated securities with remaining maturities of 397 calendar days or less.

     This Portfolio principally invests in the following high-quality U.S. dollar-denominated instruments:

     - securities issued or backed by the U.S. Government or its agencies or instrumentalities ("U.S. Government Securities");

     - instruments of U.S. and foreign banks, including certificates of deposit, bankers' acceptances and time deposits (including Eurodollar certificates of deposit, Eurodollar time deposits and Yankee certificates of deposit);

     - corporate debt obligations, including commercial paper of U.S. and foreign companies;

     -    money market funds;

     -    variable amount master demand notes;

     - debt obligations of foreign governments and foreign government subdivisions and their agencies and instrumentalities and supranational organizations;

     -    repurchase agreements;

     -    loan participation interests;

     -    funding agreements;

     -    mortgage-backed securities;

     -    asset-backed securities; and

     -    floating-rate notes, medium term notes and master term notes.

     All investments will qualify as "eligible securities" within the meaning of Rule 2a-7. Eligible securities means they are U.S. dollar-denominated high quality securities which have been determined by the Advisor to present minimal credit risk and are rated in one of the two highest rating categories by one or more nationally-recognized statistical ratings organizations or are deemed by the Advisor to be of comparable quality to securities having such ratings. Prime Portfolio seeks to maintain a stable NAV per share of $1.00 by valuing its portfolio using the amortized cost method and will comply with the requirements of Rule 2a-7.

Short-Term Bond Portfolio

     Short-Term Bond Portfolio will seek to maximize current income to the extent consistent with the preservation of capital and liquidity.

     The Short-Term Bond Portfolio is not a money market fund. Accordingly, the investment return and principal value of an investment in Short-Term Bond Portfolio will fluctuate and a shareholder's shares, when redeemed, may be worth more or less than their original cost.

     Under normal market conditions the Short-Term Bond Portfolio attempts to meet its investment objective by investing primarily at least 80% of its net assets plus the amount of any borrowings for investment purposes in fixed-income securities. The Short-Term Bond Portfolio shall provide shareholders with at least 60 days' written notice of any change to this policy.

     This Portfolio will principally invest in:

     - U.S. dollar-denominated instruments in which the Prime Portfolio may invest; and

     - U.S. dollar-denominated corporate, governmental and supranational debt obligations with maturities in excess of 397 calendar days.

     The Short-Term Bond Portfolio may invest in forward contracts, futures, options, swap agreements and other derivative contracts for the purpose of modifying the average duration of its portfolio and creating synthetic floating-rate securities.

     At the time of purchase, the maximum maturity of any security will not exceed three years. The weighted average maturity of the Short-Term Bond Portfolio, determined in accordance with Rule 2a-7(d), will be managed to be between one and 120 days.

     At the time of purchase, (i) all securities with remaining maturities of 397 calendar days or less will qualify as "first tier securities" within the meaning of Rule 2a-7(a) (6); and (ii) all securities with remaining maturities in excess of 397 calendar days will (a) be rated "A" or better by at least two nationally recognized statistical rating organizations ("NRSRO"), or (b) if rated by only one NRSRO, be rated "A" or better by such NRSRO, or (c) if unrated, be determined by the Advisor to be of comparable quality.

     The Short-Term Bond Portfolio will not seek to maintain a stable NAV per share by means of the amortized cost method of valuation. By managing the average duration, however, the Advisor will seek to minimize fluctuations in the value of the Portfolio. Securities with maturities of 60 days or less will be valued based using the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined by the Board of Trustees of the Trust.

TEMPORARY DEFENSIVE POSITION

     In an attempt to respond to adverse market conditions, economic, political, or other conditions, the Short-Term Bond Portfolio may temporarily invest without limit in cash and in U.S. dollar-denominated high-quality money market instruments and other short-term securities. These investments may result in a lower yield than would be available from investments with a lower quality or longer term and may prevent the Short-Term Bond Portfolio from achieving its investment objectives.

DESCRIPTION OF PRINCIPAL SECURITY TYPES

     Below is information about each Portfolio's principal investments. Each Portfolio may also use strategies and invest in securities as described in the Statement of Additional Information.

     U.S. Government Securities.

     Repurchase Agreements.

     Loan Participation Interests.

     Funding Agreements.

     Variable and Floating Rate Instruments.

     Commercial Paper.

     Eligible Derivative Instruments (Short-Term Bond Portfolio Only).

     When-Issued Transactions.

     Money Market Funds.

     Forward Commitments.

     Mortgage-Related Pass-Through Securities.

     Zero Coupon Securities.

     Eurodollar Certificates of Deposit ("ECDs"), Eurodollar Time Deposits ("ETDs") and Yankee Certificates of Deposit ("YCDs").

RISK FACTORS

     The Portfolios are subject to the following principal risks:

     - Debt securities typically decrease in value when interest rates rise. This risk is usually greater for longer-term debt securities. Effective maturity and effective duration are measures of the Portfolios' interest rate risk.

     - A default on a security or repurchase agreement held by a Portfolio could cause the value of your investment to decline.

     - The level of income you receive from a Portfolio will be affected by movements in short-term interest rates.

     - Foreign securities in which the Portfolios invest, although U.S. dollar denominated, may present some additional risk. Political or social instability, or diplomatic developments could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that might affect the payment of principal or interest on securities owned by the Portfolios. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.

     - During periods of falling interest rates, a debt securities issuer may "call" - or repay - its high-yielding debt securities before their maturity date. The Portfolios would then be forced to invest the unanticipated proceeds at lower interest rates, resulting in a decline in the Portfolios' income.

     - An issuer of debt securities may not make timely principal or interest payments on its securities, or the other party to a contract may default on its obligations.

     - When interest rates fall, the value of variable and floating rate securities may appreciate less than comparable fixed-income securities.

     - Different risks than those associated with the obligations of domestic banks may exist for ECDs, ETDs and YCDs because securities of foreign issuers, even when publicly traded in the United States may involve risks not associated with the securities of domestic issuers, including the risks of political or social instability, or diplomatic developments that could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions that might affect the payment of principal or interest on securities owned by the Portfolios. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.

     - An investment in a Portfolio is not a deposit of U.S. Bank or any other bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

     - Although the Prime Portfolio seeks to preserve a stable NAV of $1.00 per share, it is possible that an investor may lose money by investing in the Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

     - It is possible that an investor may lose money by investing in the in the Short-Term Bond Portfolio. For example, a major change in interest rates or a default on a security or a repurchase agreement could cause the value of an investment in the Portfolio to decline.

     - The Prime Portfolio may invest more than 25% of its assets in the banking industry. Concentrating in the banking industry may involve additional risks. Banks are subject to extensive government regulation. They largely depend on the availability and cost of capital funds for their profitability, which can change significantly when interest rates change.

     - The market value of zero-coupons generally is more sensitive to changes in interest rates.


     - To the extent the Portfolios invest in money market funds advised by another investment advisor, Lenders will bear both proportionate share of the expense in the Portfolio and indirectly, the expenses of such other money market fund.


     - The Portfolios invest in mortgage and asset-backed securities. Falling interest rates could cause faster than expected prepayments of obligations underlying those securities, which would likely be reinvested in securities with lower interest rates. On the other hand, rising interest rates could cause prepayments of the obligations to decrease, extending the life of mortgage and asset-backed securities with lower payment rates.

     - To the extent the Short-Term Bond Portfolio invests in derivative instruments, it will recognize a loss in connection with its use of derivatives if interest rates, indices, or securities prices do not move in the direction anticipated by the Portfolio's Advisor when entering into the derivative instruments.

     - The Portfolios are actively managed and their performance therefore will reflect in part the Advisor's ability to make investment decisions that are suited to achieving the Portfolios' investment objective. Due to their active management, the Portfolios could underperform other mutual funds with similar investment objectives.

DISCLOSURE OF PORTFOLIO HOLDINGS

     A description of the Portfolios' policies and procedures with respect to the disclosure of each Portfolio's portfolio securities is available in the Portfolios' Statement of Additional Information.

ITEM 5. MANAGEMENT, ORGANIZATION, AND CAPITAL STRUCTURE

THE ADVISOR


     FAF is the Portfolios' investment advisor. FAF provides investment management services to individuals and institutions, including corporations, foundations, pensions, and retirement plans. As of January 31, 2006, FAF had more than $89 billion in assets under management, including registered investment company assets of more than $56 billion. As investment advisor, FAF manages the Portfolios' business and investment activities, subject to the authority of the Trust's Board of Trustees.



     FAF does not charge an investment advisory fee for its investment advisory services to the Trust's Portfolios.


     The Advisor is located at 800 Nicollet Mall, Minneapolis, Minnesota 55402.

THE ADMINISTRATOR


     FAF provides administrative services to the Portfolios. These services include general administrative, accounting and transfer agent services and certain other services. The Administrator receives total fees, on an annual basis, equal to 0.02% of the aggregate average daily net assets of the Portfolios and bears all of the Portfolios' other expenses, except for brokerage commissions and other expenditures in connection with the purchase and sale of portfolio securities, interest expense and subject to the specific approval of a majority of the Trustees who are not interested persons of the Trust, taxes and extraordinary expenses.


THE CUSTODIAN

     The assets of the Trust are custodied by U.S. Bank.

PORTFOLIO MANAGEMENT


     The Prime Portfolio is managed by a team of persons associated with FAF.



     The Short-Term Bond Portfolio is managed by Emil C. Busse, Jr., Managing Director, Head of Securities Lending. Mr. Busse joined FAF in 1990 to develop and implement the Lending Program. Prior to joining FAF, Mr. Busse managed the securities lending program at Norwest Bank. His experience also includes developing and implementing the securities lending program at Bankers Trust Company in New York in 1975. Mr. Busse has 36 years of financial industry experience.

SHARES OF THE TRUST

     Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from registration. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration.

ITEM 6. SHAREHOLDER INFORMATION

PRICING, PURCHASE AND REDEMPTION OF PORTFOLIO SHARES

     Shares of each Portfolio are only offered to, and may only be held by, Lenders in the Lending Program.


     Shares of the Prime Portfolio and Short-Term Bond Portfolio are available for purchase or redemption each day on which the Federal Reserve Bank is open for business, except for Good Friday ("Business Day"). All shares of the Portfolios are purchased and redeemed at the NAV per share of the Portfolio next calculated after the purchase is communicated to the Trust's transfer agent and determined to be in good order. FAF, in administering U.S. Bank's securities lending agent duties for a Lender, will affect all purchases and redemptions on behalf of a Lender.



     The NAV of the Portfolios will be calculated at 4:30 pm. Eastern time on each Business Day.



     A Portfolio's NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of Portfolio shares. Security valuations for the Portfolios' investments are furnished by one or more independent pricing services that have been approved by the Trust's Board of Trustees. If market prices are not readily available for an investment or if the Advisor believes they are unreliable, fair value prices may be determined in good faith using procedures approved by the Trust's Board of Trustees. Under these procedures, fair values are generally determined by a pricing committee and reported to the Board of Trustees on a quarterly basis. Additionally, the Portfolios may rely on the recommendations of a fair value pricing service approved by the Trust's Board of Trustees in valuing ECD's, ETD's and YCD's. The types of securities for which such fair value pricing might be required include, but are not limited to:


     - Securities, including securities traded in foreign markets, where an event occurs after the close of the market in which such security principally trades, but before NAV is determined, that will affect the value of such security, or the closing value is otherwise deemed unreliable;

     -    Securities whose trading has been halted or suspended;

     - Fixed-income securities that have gone into default and for which there is no current market value quotation; and

     - Securities with limited liquidity, including certain high yield securities and securities that are restricted as to transfer or resale.

     The Prime Portfolio will seek to maintain a stable NAV of $1.00 by valuing its respective investment portfolios using the amortized cost method and will comply with the requirements of Rule 2a-7 under the 1940 Act.

     The Short-Term Bond Portfolio will not seek to maintain a stable NAV by means of the amortized cost method of valuation. However, the Advisor will seek to minimize fluctuations in the value of the Portfolio by managing the average duration. Securities with maturities of 60 days or less will be valued based upon the amortized cost method. The value of all other securities will be determined based upon market value or, in the absence of market value, at fair value as determined pursuant to procedures adopted by the Board of Trustees of the Trust.

     Redemptions will be paid in cash unless the Trustees determine that conditions exist that make payment wholly in cash unwise or undesirable. If such a determination is made by the Trustees, the Trust may, subject to the requirements of the 1940 Act, pay redemptions entirely or partially in securities.

     In accordance with certain federal regulations, the Trust is required to obtain, verify and record information that identifies each entity that applies to open an account. For this reason, when an account is opened (or ownership is changed), the Trust will request certain information, including name, address and taxpayer identification number which will be used to verify identity. If sufficient information is not available to verify identity, the Trust will not open an account. As required by law, the Trust may employ various procedures, such as comparing information to fraud databases or requesting additional information and documentation, to ensure that the information supplied is correct. The Trust reserves the right to reject any purchase for any reason, including failure to provide the Trust with information necessary to confirm identity as required by law.

DIVIDENDS AND DISTRIBUTIONS


     Dividends on shares of each Portfolio will be declared daily and paid monthly from net investment income. Dividends will be processed pursuant to the securities lending authorization agreement between the Lender and FAF. Distributions from net short- and long-term capital gains, if any, will be made at least annually. Generally, distributions will be declared and paid in December, if required for a Portfolio to avoid imposition of a federal excise tax on undistributed income and capital gains. The Portfolios do not expect to realize any material long-term capital gains or losses.

     A shareholder's right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.

EXCESSIVE TRADING OF PORTFOLIO SHARES

     The Board of Trustees of the Trust has not adopted market timing policies and procedures applicable to the Portfolios. The Board of Trustees has evaluated the risks of market timing activities by the Portfolios' shareholders and has determined that due to the (i) Prime Portfolio's attempts to maintain an stable NAV, (ii) nature of the Portfolios' portfolio holdings, (iii) nature of the Portfolios' shareholders, (iv) inability of the Portfolios' shareholders to exchange into other mutual funds, and (v) inability of the Portfolios' shareholders to direct transactions because purchases and redemptions are made as securities are lent and returned, it is unlikely that (a) market timing would be attempted by the Portfolios' shareholders or (b) any attempts to market time the Portfolios by shareholders would result in a negative impact to the Portfolios or their shareholders.

TAX CONSEQUENCES

     Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws and are not expected to be eligible for the long-term capital gain tax rate applicable to certain qualified dividend income. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.

     Under federal law, the income derived from U.S. Government Securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government Securities does not receive this exempt treatment.

     Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of a Portfolio's income attributable to U.S. Government Securities. Each Portfolio is required to withhold 28% of all taxable dividends, distributions and (except in the case of the Prime Portfolio if it maintains a constant NAV per share) redemption proceeds payable to any non-corporate shareholder that does not provide the Portfolio with its correct taxpayer identification number or certification that the shareholder is not subject to backup withholding.

     The foregoing discussion is only a summary of certain federal income tax issues generally affecting each Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in a Portfolio with a tax advisor.

ITEM 7. DISTRIBUTION ARRANGEMENTS

     Shares of the Portfolios are being offered to Lenders in connection with the Lending Program. Shares of each Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Trust are sold directly by the Trust without a distributor and are not subject to a sales load or redemption fee. Assets of the Portfolios are not subject to Rule 12b-1 fees.

ITEM 8. FINANCIAL HIGHLIGHTS INFORMATION

     Not Applicable.

                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS


                      MOUNT VERNON SECURITIES LENDING TRUST



                 MOUNT VERNON SECURITIES LENDING PRIME PORTFOLIO



            MOUNT VERNON SECURITIES LENDING SHORT-TERM BOND PORTFOLIO


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                                800 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402
                              PHONE: (612) 303-3435

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                       STATEMENT OF ADDITIONAL INFORMATION


                                 MARCH 31, 2006



     This Statement of Additional Information (the "SAI") supplements the information contained in Part A of the Trust's Registration Statement dated March 31, 2006 concerning the Mount Vernon Securities Lending Trust (the "Trust") and the Mount Vernon Securities Lending Prime Portfolio ("Prime Portfolio") and the Mount Vernon Securities Lending Short-Term Bond Portfolio ("Short-Term Bond Portfolio") (each a "Portfolio" and collectively the "Portfolios"). This SAI is not a prospectus and should be read in conjunction with Part A of the Trust's Registration Statement, which may be obtained by telephoning or writing the Trust at the number or address shown above.



     The Trust does not have financial statements for the fiscal year ended December 31, 2005.

                                TABLE OF CONTENTS


Trust History .....................................................           15
Description of the Trust and its Investments and Risks.............           15
Management of the Trust............................................           27
Control Persons and Principal Holders of Securities................           36
Investment Advisory and Other Services.............................           37
Portfolio Managers ................................................           39
Brokerage Allocation and Other Practices...........................           41
Capital Stock and Other Securities.................................           42
Purchase, Redemption and Pricing of Shares.........................           43
Taxation...........................................................           45
Underwriters.......................................................           47
Calculation of Performance Data....................................           47
Financial Statements...............................................           49

Appendix A - Ratings of Debt Instruments...........................   Appendix A
Appendix B - Proxy Voting Policies.................................   Appendix B

ITEM 10. TRUST HISTORY

     The Trust was organized in the State of Delaware on August 18, 2005. The Trust is organized as a series fund and currently issues its shares in two series. Each series of shares represents a separate investment portfolio with its own investment objective and policies. The series to which this SAI relates are named on the cover. These series are referred to in this SAI as the "Portfolios."

ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

     Each Portfolio of the Trust is an open-end, diversified management investment company. Each series of the Trust is diversified as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

INVESTMENT POLICIES

     The investment policies described below (i) reflect the investment practices of the Portfolios, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust without shareholder approval. To the extent consistent with each Portfolio's investment objective and other stated policies and restrictions, and unless otherwise indicated, each Portfolio may invest in the following instruments and may use the following investment techniques:

     U.S. GOVERNMENT SECURITIES. The types of U.S. Government securities in which the Portfolios may at times invest include obligations issued or guaranteed by U.S. Government agencies and instrumentalities that are supported by any of the following: (i) the full faith and credit of the U.S. Treasury,
(ii) the right of the issuer to borrow an amount limited to a specific line of credit from the U.S. Treasury, (iii) discretionary authority of the U.S. Government agency or instrumentality, or (iv) the credit of the instrumentality (the following are examples of agencies and instrumentalities: Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks, General Services Administration, Maritime Administration, Tennessee Valley Authority, Asian-American Development Bank, International Bank for Reconstruction and Development and Federal National Mortgage Association). No assurance can be given that in the future the U.S. Government will provide financial support to the U.S. Government agencies or instrumentalities described in (ii), (iii) and
(iv), other than as set forth above, because it is not obligated to do so by law.


     REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements, whereby the Portfolio purchases securities from a financial institution that agrees to repurchase the underlying securities within a specified time (normally one day) at the Portfolio's cost plus interest. A Portfolio will enter into repurchase agreements only with financial institutions that FAF Advisors, Inc. ("FAF" and/or the "Advisor") determines are creditworthy. No Portfolio will invest more than 10% of its net assets (taken at current market value) in repurchase agreements maturing in more than seven days. Should the counterparty to a repurchase agreement transaction fail financially, a Portfolio may experience (i) delays in recovering the collateral securing the counterparty's obligations, or (ii) a loss of rights in such collateral. Further, any amounts realized upon the sale of collateral may be less than that necessary to compensate a Portfolio fully. A Portfolio must take possession of collateral either directly or through a third-party custodian. All repurchase transactions must be collateralized at a minimum of 102% of the repurchase price. Counterparties are required to deliver additional collateral in the event that the market value of the collateral falls below 102% (100% for loans of U.S. Government and U.S. Government Agency Discount Notes). The collateral ordinarily consists of United States Government securities, but the collateral may also consist of other non-traditional securities, including, but not limited to investment and non-investment grade corporate debt and equity securities of U.S. issuers ("Non-traditional Repurchase Agreement"). The Advisor is responsible for ensuring that each Non-traditional Repurchase Agreement constitutes an eligible security for purposes of Rule 2a-7 of the 1940 Act.

     VARIABLE AND FLOATING RATE INSTRUMENTS. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. Prime Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 397 calendar days only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 397 calendar days upon not more than 30 days' notice.

     Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to a Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days' notice and do not have an active trading market) that are acquired by a Portfolio are subject to a Portfolio's percentage limitations regarding securities that are illiquid or not readily marketable. The Advisor will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.

     WHEN-ISSUED TRANSACTIONS. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.

     Each Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but a Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. Cash or marketable high-quality debt securities equal to the amount of the above commitments will be segregated on each Portfolio's records. For the purpose of determining the adequacy of these securities, the segregated securities will be valued at market value. If the market value of such securities declines, additional cash or securities will be segregated on a Portfolio's records on a daily basis so that the market value of the account will equal the amount of such commitments by that Portfolio. No Portfolio will invest more than 25% of its net assets in when-issued securities.

     Securities purchased on a when-issued basis and the securities held by each Portfolio are subject to changes in market value based upon the public's perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income a Portfolio remains substantially fully invested at the same time that it has purchased securities on a "when-issued" basis, there will be a greater possibility of fluctuation in the Portfolio's net asset value.

     When payment for when-issued securities is due, each Portfolio will meet its obligations from then-available cash flow, the sale of segregated securities, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio's payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

     ILLIQUID SECURITIES. The Prime Portfolio will not invest more than 10% of its net assets and the Short-Term Bond Portfolio will not invest more than 15% of its net assets in illiquid securities or securities that are not readily marketable, including repurchase agreements and time deposits of more than seven days' duration. The absence of a regular trading market for securities imposes additional risks on investments in these securities. Illiquid securities may be difficult to value and may often be disposed of only after considerable expense and delay.

     MORTGAGE-RELATED PASS-THROUGH SECURITIES. The Portfolios may invest in mortgage-related securities. Mortgage pass-through certificates are issued by governmental, government-related and private organizations and are backed by pools of mortgage loans. These mortgage loans are made by savings and loan associations, mortgage bankers, commercial banks and other lenders to residential home buyers throughout the United States. The securities are "pass-through" securities because they provide investors with monthly payments of principal and interest that, in effect, are a "pass-through" of the monthly payments made by the individual borrowers on the underlying mortgage loans, net of any fees paid to the issuer or guarantor of the pass-through certificates. The principal governmental issuer of such securities is the Government National Mortgage Association ("GNMA"), which is a wholly-owned U.S. Government corporation within the Department of Housing and Urban Development. Government-related issuers include the Federal Home Loan Mortgage Corporation ("FHLMC"), a corporate instrumentality of the United States created pursuant to an act of Congress, which is owned entirely by the Federal Home Loan Bank, and the Federal National Mortgage Association ("FNMA"), which is a government sponsored corporation owned entirely by private stockholders. Commercial banks, savings and loan associations, private mortgage insurance companies, mortgage bankers and other secondary market issuers also create pass-through pools of conventional residential mortgage loans. Such issuers may be the originators of the underlying mortgage loans as well as the guarantors of the mortgage-related securities.

     GNMA MORTGAGE PASS-THROUGH CERTIFICATES ("GINNIE MAES"). Ginnie Maes represent an undivided interest in a pool of mortgage loans that are insured by the Federal Housing Administration or the Farmers Home Administration or are guaranteed by the Veterans Administration. Ginnie Maes entitle the holder to receive all payments (including prepayments) of principal and interest owed by the individual mortgagors, net of fees paid to GNMA and to the issuer that assembles the loan pool and passes through the monthly mortgage payments to the certificate holders (typically, a mortgage banking firm), regardless of whether the individual mortgagor actually makes the payment. Because payments are made to certificate holders regardless of whether payments are actually received on the underlying loan, Ginnie Maes are of the "modified pass-through" mortgage certificate type. GNMA is authorized to guarantee the timely payment of principal and interest on the Ginnie Maes because securities are backed by an eligible pool of mortgage loans. The GNMA guaranty is backed by the full faith and credit of the United States, and GNMA has unlimited authority to borrow funds from the U.S. Treasury to make payments under the guaranty. The market for Ginnie Maes is highly liquid because of the size of the market and the active participation in the secondary market by securities dealers and a variety of investors.

     FHLMC MORTGAGE PARTICIPATION CERTIFICATES ("FREDDIE MACS"). Freddie Macs represent interests in groups of specified first lien residential conventional mortgage loans underwritten and owned by FHLMC. Freddie Macs entitle the holder to timely payment of interest, which is guaranteed by FHLMC. FHLMC guarantees either ultimate collection or timely payment of all principal payments on the underlying mortgage loans. In cases where FHLMC has not guaranteed timely payment of principal, FHLMC may remit the amount due on account of its guarantee of ultimate payment of principal at any time after default on an underlying loan, but in no event later than one year after it becomes payable. Freddie Macs are not guaranteed by the United States or by any of the Federal Home Loan Banks and do not constitute a debt or obligation of the United States or of any Federal Home Loan Bank. The secondary market for Freddie Macs is highly liquid because of the size of the market and the active participation in the secondary market by FHLMC, securities dealers and a variety of investors.

     FNMA GUARANTEED MORTGAGE PASS-THROUGH CERTIFICATES ("FANNIE MAES"). Fannie Maes represent an undivided interest in a pool of conventional mortgage loans secured by first mortgages or deeds of trust, on one-family to four-family residential properties. FNMA is obligated to distribute scheduled monthly installments of principal and interest on the loans in the pool, whether or not received, plus full principal of any foreclosed or otherwise liquidated loans. The obligation of FNMA under its guaranty is solely the obligation of FNMA and is neither backed by, nor entitled to, the full faith and credit of the United States.

     The market value of mortgage-related securities depends on, among other things, the level of interest rates, the certificates' coupon rates and the payment history of the underlying borrowers.

     Although the mortgage loans in a pool underlying a mortgage pass-through certificate will have maturities of up to 30 years, the average life of a mortgage pass-through certificate will be substantially less because the loans will be subject to normal principal amortization and also may be prepaid prior to maturity. Prepayment rates vary widely and may be affected by changes in mortgage interest rates. In periods of falling interest rates, the rate of prepayment on higher interest rate mortgages tends to increase, thereby shortening the actual average life of the mortgage pass-through certificate. Conversely, when interest rates are rising, the rate of prepayment tends to decrease, thereby lengthening the average life of the mortgage pass-through certificate. Accordingly, it is not possible to predict accurately the average life of a particular pool. Reinvestment of prepayments may occur at higher or lower rates than the original yield on the certificates. Due to the prepayment feature and the need to reinvest prepayments of principal at current rates, mortgage pass-through certificates with underlying loans bearing interest rates in excess of the market rate can be less effective than typical non-callable bonds with similar maturities at "locking in" yields during periods of declining interest rates, although they may have the comparable risk of declining in value during periods of rising interest rates.

     ASSET-BACKED SECURITIES. The Portfolios may invest in asset-backed securities that are generally issued by a private special-purpose entity. Their ratings and creditworthiness typically depend on the legal insulation of the issuer and transaction from the consequences of a sponsoring entity's bankruptcy, as well as on the credit quality of the underlying receivables and the amount and credit quality of any third-party credit enhancement supporting the underlying receivables or the asset-backed securities. Asset-backed securities and their underlying receivables generally are not issued or guaranteed by any governmental entity.

     FUNDING AGREEMENTS. The Portfolios may invest in funding agreements that are contracts issued by insurance companies that guarantee a return of principal, plus some amount of interest. When purchased by the Portfolios, the funding agreements will typically be short-term and provide an adjustable rate of interest.

     LOAN PARTICIPATION INTERESTS. The Portfolios may invest in loan participation interests as a principal investment strategy. A loan participation interest represents a pro rata undivided interest in an underlying bank loan. Participation interests, like the underlying loans, may have fixed, floating, or variable rates of interest. The bank selling a participation interest generally acts as a mere conduit between its borrower and the purchasers of interests in the loan. The purchaser of an interest (for example, a Portfolio) generally does not have recourse against the bank in the event of a default on the underlying loan. Therefore, the credit risk associated with such instruments is governed by the creditworthiness of the underlying borrowers and not by the banks selling the interests. If a Portfolio invests in loan participation interests that can be sold within a seven-day period, the interests are deemed by the Advisor to be liquid investments. If a Portfolio invests in loan participation interests that are restricted from being sold within a seven-day period, the interests are deemed by the Advisor to be illiquid investments and therefore subject to the Portfolio's non-fundamental policy limiting investments in illiquid securities to not more than 10% of net assets.

     ZERO COUPON SECURITIES. The Portfolios may invest in zero coupon securities which are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.

     Because the Portfolios accrue taxable income from zero coupon securities without receiving regular interest payments in cash, each Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force a Portfolio to sell portfolio securities to maintain portfolio liquidity.

     Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturities that make regular distributions of interest.

     Additionally, each Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidences of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities are not themselves guaranteed by the U.S. Government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.

     PUT OPTIONS. The Portfolios may purchase securities that provide for the right to resell them to the issuer, a bank or a broker-dealer at a specified price within a specified period of time prior to the maturity date of such obligations. Such a right to resell, which is commonly known as a "put," may be sold, transferred or assigned only with the underlying security or securities. A Portfolio may pay a higher price for a security with a put than would be paid for the same security without a put. The primary purpose of purchasing such securities with puts is to permit the Portfolios to be as fully invested as practicable securities while at the same time providing the Portfolios with appropriate liquidity.

     MONEY MARKET FUNDS. Each of the Portfolios may invest, to the extent permitted by the 1940 Act and applicable exemptive relief orders, in securities issued by other money market funds, provided that the permitted investments of such other money market funds constitute permitted investments of the investing Portfolio. As a shareholder of another investment company, a Portfolio would bear, along with other shareholders, its pro rata portion of that company's expenses, including advisory fees. These expenses would be in addition to the fees that the Portfolio bears directly in connection with its own operations. Investment companies in which the Portfolios may invest may also impose a sales or distribution charge in connection with the purchase or redemption of their shares and other types of commissions or charges. Such charges will be payable by the Portfolios and, therefore, will be borne indirectly by their shareholders.

     SWAP AGREEMENTS. The Portfolios may enter into interest rate, total return and credit default swap agreements. The Portfolios may also enter into options on the foregoing types of swap agreements ("swap options") and in bonds issued by special purpose entities that are backed by a pool of swaps.

     Swap agreements are two party contracts entered into primarily by institutional investors for a specified period of time. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on a particular predetermined investment or index. The gross returns to be exchanged or swapped between the parties are generally calculated with respect to a notional amount, i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate or in a basket of securities representing a particular index. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement at some designated future time on specified terms. The Portfolios may write (sell) and purchase put and call swap options.

     Interest rate swaps involve the exchange of a fixed rate of interest for a floating rate of interest, usually over a one- to ten-year term. Total return swaps involve the exchange of a floating rate of interest for a coupon equal to the total return of a specified market index, usually over a three-month to one-year term. Credit default swaps involve the exchange of a monthly interest rate spread over a period of time for the risk of default by an individual corporate borrower or with respect to a basket of securities.

     One example of the use of swaps within a Portfolio may be to manage the interest rate sensitivity of the Portfolio. The Portfolio might receive or pay a fixed interest rate of a particular maturity and pay or receive a floating rate in order to increase or decrease the duration of the Portfolio. Or, the Portfolio may buy or sell swap options to effect the same result. The Portfolio may also replicate a security by selling it, placing the proceeds in cash deposits, and receiving a fixed rate in the swap market.

     Another example of the use of swaps within a Portfolio is the use of credit default swaps to buy or sell credit protection. A credit default swap is a bilateral contract that enables an investor to buy or sell protection against a defined-issuer credit event. The seller of credit protection against a security or basket of securities receives an upfront or periodic payment to compensate against potential default events. The Portfolio may enhance income by selling protection or protect credit risk by buying protection. Market supply and demand factors may cause distortions between the cash securities market and the credit default swap market. The credit protection market is still relatively new and should be considered illiquid.

     Most swap agreements entered into by a Portfolio would calculate the obligations of the parties to the agreement on a "net basis." Consequently, a Portfolio's current obligations (or rights) under a swap agreement will generally be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the "net amount"). A Portfolio's current obligations under a net swap agreement will be accrued daily (offset against any amounts owed to the Portfolio) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by assets determined to be liquid by the Advisor.

     The use of swap agreements by a Portfolio entails certain risks. Interest rate swaps could result in losses if interest rate changes are not correctly anticipated by the Portfolio. Total return swaps could result in losses if the reference index does not perform as anticipated by the Portfolio. Credit default swaps could result in losses if the Portfolio does not correctly evaluate the creditworthiness of the company or companies on which the credit default swap is based.

     A Portfolio will generally incur a greater degree of risk when it writes a swap option than when it purchases a swap option. When a Portfolio purchases a swap option it risks losing only the amount of the premium it has paid should it decide to let the option expire unexercised. However, when a Portfolio writes a swap option it will be obligated, upon exercise of the option, according to the terms of the underlying agreement.

     Because swaps are two party contracts and because they may have terms of greater than seven days, swap agreements may be considered to be illiquid. Moreover, a Portfolio bears the risk of loss of the amount expected to be received under a swap agreement in the event of the default or bankruptcy of a swap agreement counterparty. The swaps market is a relatively new market and is largely unregulated. It is possible that developments in the swaps market, including potential government regulation, could adversely affect a Portfolio's ability to terminate existing swap agreements or to realize amounts to be received under such agreements.

INVESTMENT RESTRICTIONS

Fundamental Investment Restrictions

     Each Portfolio is classified under the 1940 Act as a diversified series of an open-end management investment company. This classification cannot be changed with respect to a Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act, i.e., by the lesser of the vote of (a) 67% of the shares of the Portfolio present at a meeting where more than 50% of the outstanding shares are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Portfolio. The 1940 Act currently requires that, as a diversified fund, a Portfolio may not, with respect to 75% of its total assets, invest more than 5% of the value of its total assets in the outstanding securities of any one issuer, or own more than 10% of the outstanding voting securities of any one issuer, in each case other than securities issued or guaranteed by the United States Government or any agency or instrumentality thereof, securities of other investment companies, and cash and cash items (including receivables).

     In addition to the Investment Objective and Strategies and Risks Factors set forth in Part A, the Prime Portfolio and the Short-Term Bond Portfolio are subject to the investment restrictions set forth below. The investment restrictions set forth in paragraphs 1 through 6 below are fundamental and cannot be changed with respect to a Portfolio without approval by the holders of a majority of the outstanding shares of the Portfolio as defined in the 1940 Act.

     Neither Portfolio will:

     1. Concentrate its investments in a particular industry, except that, with respect to the Prime Portfolio, there shall be no limitation on the purchase of obligations of domestic commercial banks, excluding for this purpose, foreign branches of domestic commercial banks. For purposes of this limitation, the U.S. Government and state or municipal governments and their political subdivisions, are not considered members of any industry. Whether a Portfolio is concentrating in an industry shall be determined in accordance with the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     2. Borrow money or issue senior securities, except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     3. Purchase physical commodities or contracts relating to physical commodities.

     4. Purchase or sell real estate unless as a result of ownership of securities or other instruments, but this shall not prevent the Funds from investing in securities or other instruments backed by real estate or interests therein or in securities of companies that deal in real estate or mortgages.

     5. Act as an underwriter of securities of other issuers, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed an underwriter under applicable laws.

     6. Make loans except as permitted under the 1940 Act, as interpreted or modified from time to time by any regulatory authority having jurisdiction.

     For purposes of applying the limitation set forth in number 1 above, according to the current interpretation by the Securities and Exchange Commission, a Portfolio would be concentrated in an industry if 25% or more of its total assets, based on current market value at the time of purchase, were invested in that industry.

     For purposes of applying the limitation set forth in number 2 above, under the 1940 Act as currently in effect, a Portfolio is not permitted to issue senior securities, except that the Portfolio may borrow from any bank if immediately after such borrowing the value of such Portfolio's total assets is at least 300% of the principal amount of all of the Portfolio's borrowings (i.e., the principal amount of the borrowings may not exceed 33 1/3% of the Portfolio's total assets). In the event that such asset coverage shall at any time fall below 300% the Portfolio shall, within three days thereafter (not including Sundays and holidays) reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.

     For purposes of applying the limitation set forth in number 6 above, there are no limitations with respect to unsecured loans made by a Portfolio to an unaffiliated party. However, when the Portfolio loans its portfolio securities, the obligation on the part of the Portfolio to return collateral upon termination of the loan could be deemed to involve the issuance of a senior security within the meaning of Section 18(f) of the 1940 Act. In order to avoid violation of Section 18(f), the Portfolio may not make a loan of portfolio securities if, as a result, more than one-third of its total asset value (at market value computed at the time of making a loan) would be on loan. The Portfolio currently does not intend to make loans, unsecured or otherwise, except to the extent that investments in debt securities in accordance with Rule 2a-7 (as discussed below under "Additional Restrictions") would be deemed to be loans.

Non-Fundamental Investment Restrictions

     The following restrictions are non-fundamental and may be changed by the Trust's Board of Trustees without a shareholder vote.

     1.   The Portfolios will not sell securities short.

     2. The Portfolios will not borrow money in an amount exceeding 10% of a Portfolio's total assets. The Portfolio will not borrow money for leverage purposes. For the purpose of this investment restriction, the purchase of securities on a when-issued or delayed delivery basis shall not be deemed the borrowing of money. The Portfolio will not make additional investments while its borrowings exceed 5% of total assets.

     3. The Prime Portfolio will not invest more than 10% of its net assets in illiquid securities.

     4. The Short-Term Bond Portfolio will not invest more than 15% of its net assets in illiquid securities

Additional Restrictions

     The Portfolios may not invest in obligations of any affiliate of U.S. Bancorp, including U.S. Bank.

     The Trust intends to rely on a previously received exemptive order (Investment Company Act Release No. 22589 dated March 28, 1997) from the Securities and Exchange Commission under which short-term investments and repurchase agreements may be entered into on a joint basis by the Portfolios and other funds advised by the Advisor.

     The Trust intends to rely on a previously received exemptive order (Investment Company Act Release No. 25526 dated April 15, 2002) from the Securities and Exchange Commission which permits the Portfolios to participate in an interfund lending program pursuant to which the Portfolios and other mutual funds advised by the Advisor may lend money directly to each other for emergency or temporary purposes. The program is subject to a number of conditions designed to ensure fair and equitable treatment of all participating mutual funds, including the following: (1) no mutual fund may borrow money through the program unless it receives a more favorable interest rate than a rate approximating the lowest interest rate at which bank loans would be available to any of the participating mutual funds under a loan agreement; and
(2) no mutual fund may lend money through the program unless it receives a more favorable return than that available from an investment in repurchase agreements and, to the extent applicable, money market cash sweep arrangements. In addition, a fund may participate in the program only if and to the extent that such participation is consistent with the fund's investment objectives and policies (for instance, money market funds would normally participate only as lenders because they rarely need to borrow cash to meet redemptions). The duration of any loans made under the interfund lending program will be limited to the time required to receive payment for the securities sold, but in no event more than seven days. All loans will be callable by the lending fund on one business day's notice. A mutual fund may have to borrow from a bank at a higher interest rate if an interfund loan is called or not renewed. Any delay in repayment to a lending fund could result in a lost investment opportunity or additional costs. The program is subject to the oversight and periodic review of the Board of Trustees of the participating funds.

     The Prime Portfolio is subject to the investment restrictions of Rule 2a-7 under the 1940 Act in addition to other policies and restrictions discussed herein. Pursuant to Rule 2a-7, the Portfolio is required to invest exclusively in securities that mature within 397 days from the date of purchase and to maintain an average weighted maturity of not more than 90 days. Under Rule 2a-7, securities that are subject to specified types of demand or put features may be deemed to mature at the next demand or put date although they have a longer stated maturity. Rule 2a-7 also requires that all investments by the Portfolio be limited to United States dollar-denominated investments that (a) present "minimal credit risk" and (b) are at the time of acquisition "Eligible Securities." Eligible Securities include, among others, securities that are rated by two Nationally Recognized Statistical Rating Organizations ("NRSROs") in one of the two highest categories for short-term debt obligations, such as A-1 or A-2 by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's"), or Prime-1 or Prime-2 by Moody's Investors Service, Inc. ("Moody's"). It is the responsibility of the Board of Trustees to determine that the Portfolio's investments present only "minimal credit risk" and are Eligible Securities. The Board of Trustees has established written guidelines and procedures for the Advisor and oversees the Advisor's determination that the Portfolio's portfolio securities present only "minimal credit risk" and are Eligible Securities.

     Rule 2a-7 requires, among other things, that the Prime Portfolio may not invest, other than in United States "Government Securities" (as defined in the 1940 Act), more than 5% of its total assets in securities issued by the issuer of the security; provided that the Portfolio may invest in First Tier Securities (as defined in Rule 2a-7) in excess of that limitation for a period of up to three business days after the purchase thereof provided that the Portfolio may not make more than one such investment at any time. Rule 2a-7 also requires that the Portfolio may not invest, other than in United States Government securities, (a) more than 5% of its total assets in Second Tier Securities (i.e., Eligible Securities that are not rated by two NRSROs in the highest category such as A-1 and Prime-1) and (b) more than the greater of 1% of its total assets or $1,000,000 in Second Tier Securities of any one issuer.

     The concentration policy of the Prime Portfolio permits investment, without limit, in bankers' acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Advisor determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Prime Portfolio may concentrate in such instruments when, in the opinion of the Advisor, the yield, marketability and availability of investments meeting the Prime Portfolio's quality standards in the banking industry justify any additional risks associated with the concentration of the Prime Portfolio's assets in such industry.

     The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board of Trustees without the approval of shareholders.

PORTFOLIO TURNOVER

     The portfolio turnover rate for the Short-Term Bond Portfolio is calculated by dividing the lesser of purchases or sales of the Portfolio's securities for the particular year, by the monthly average value of the Portfolio's securities owned during the year. For purposes of determining the rate, all short-term securities, including options, futures, forward contracts and repurchase agreements, are excluded.

DISCLOSURE OF PORTFOLIO HOLDINGS

     The Portfolios are not subject to the policies and procedures adopted by the Board of Trustees which prohibit the release of information concerning portfolio holdings ("Disclosure Policies") because these Portfolios hold only short-term securities that generally do not vary significantly in value over short periods of time. Because of the types of securities held by the Portfolios, such portfolio holdings information would not be subject to the types of misuses that the Disclosure Policies are designed to prevent.

     The Trust may disclose the Portfolios' securities holdings on a daily basis to shareholders of the Portfolios. Information regarding the Portfolios' holdings is available electronically on a daily basis with a one-day lag through WebAccess, a client-oriented suite of on-line information reports, to which all shareholders of the Trust are offered access. The Board of Trustees has adopted this policy and believes that the policy is in the best interests of shareholders of the Portfolios for the following reasons:

     1. The Board recognizes the legitimate business need of the Portfolios' shareholders to receive on a daily basis information about the Portfolios' holdings to allow the shareholders, who are Lenders in the Lending Program, to independently monitor the sufficiency of collateral underlying the loans of their securities and compliance with the terms of their Lending Agreements.


     2. The Board believes that because the timing of investments into the Portfolios is determined by securities lending activity and is directed by FAF and not the shareholders of the Portfolios, the Trust does not present opportunities for recipients of information about the Portfolios' securities holdings to misuse and trade on such information.


     Furthermore, to ensure that the Portfolios' securities holdings are not selectively disclosed and remain confidential among shareholders, the Board of Trustees has adopted the following policies:

     1. Because the Trust is a privately placed investment vehicle offered only to Lenders, no information regarding the Portfolios' securities holdings is publicly disclosed, except to those participants and as required in filings made with the SEC and other regulators.

     2. The Portfolios' securities holdings are disclosed to shareholders of the Trust and potential Lending Program clients. They are not disclosed to any mutual fund evaluation services, broker-dealers, wirehouses or other entities that regularly analyze the portfolio holdings of mutual funds.

     3. Notwithstanding the foregoing paragraph, the Trust may disclose the Portfolios' securities holdings (i) to the extent required by law,
          (ii) to the Trust's service providers who generally need access to such information in the performance of their contractual duties and responsibilities, such as the Trustees of the Trust, the Trust's investment advisor, custodian, fund accountant, administrator, independent registered public accounting firm, attorneys, and each of their respective affiliates and advisors, and are subject to duties of confidentiality imposed by law and/or contract and (iii) to broker-dealers to facilitate trading.

     The Board of Trustees of the Trust and Trust management may also, on a case-by-case basis, impose additional restrictions on the dissemination of portfolio information beyond those found in the foregoing Policies.

ITEM 12. MANAGEMENT OF THE TRUST

MANAGEMENT INFORMATION


     The Board of Trustees of the Trust is responsible for overseeing generally the operation of the Portfolios. FAF serves as the Trust's investment advisor, transfer agent and administrator. U.S. Bank National Association ("U.S. Bank") serves as the Trust's custodian.

     Set forth below is information about the Trustees and the officers of the Trust, including those Trustees who are not considered "interested persons" as that term is defined in the 1940 Act (the "Independent Trustees").

INDEPENDENT TRUSTEES


                                                                                                                Other
                         Position                                                       No. of Portfolios   Directorships
                        Held with    Term of Office and       Principal Occupation       in Fund Complex       Held by
Name, Address and Age   the Trust   Length of Time Served     During Past 5 Years      Overseen by Trustee     Trustee*
---------------------   ---------  ----------------------  -------------------------  --------------------  -------------
Benjamin R. Field III   Trustee                            Retired; Senior Financial  First American Funds  None
P.O. Box 1329                      Term expiring earlier   Advisor, Bemis Company,    Complex: 12
Minneapolis, Minnesota             of death,               Inc. from May 2002 to      registered
55440-1329                         resignation, removal,   March 2003; Senior Vice    investment
(1938)                             disqualification, or    President, Chief           companies, including
                                   successor duly          Financial Officer and      57 portfolios
                                   elected and             Treasurer, Bemis, through
                                   qualified. Trustee of   April 2002
                                   the Trust since
                                   September 2005

Roger A. Gibson         Trustee    Term expiring earlier   Retired; Vice President,   First American Funds  None
P.O. Box 1329                      of death,               Cargo - United Airlines,   Complex: 12
Minneapolis, Minnesota             resignation, removal,   from July 2001 through     registered
55440-1329                         disqualification, or    July 2004; Vice            investment
(1946)                             successor duly          President, North           companies, including
                                   elected and             America-Mountain Region    57 portfolios
                                   qualified. Trustee of   for United Airlines
                                   the Trust since         (prior to July 2001)
                                   September 2005

Victoria J. Herget      Trustee    Term expiring earlier   Investment consultant and  First American Funds  None
P.O. Box 1329                      of death,               non-profit board member    Complex: 12
Minneapolis, Minnesota             resignation, removal,   since 2001; Managing       registered
55440-1329                         disqualification, or    Director of Zurich         investment
(1951)                             successor duly          Scudder Investments        companies, including
                                   elected and             through 2001               57 portfolios
                                   qualified. Trustee of
                                   the Trust since
                                   September 2005

Leonard W. Kedrowski    Trustee    Term expiring earlier   Owner, Executive and       First American Funds  None
P.O. Box 1329                      of death,               Management Consulting,     Complex: 12
Minneapolis, Minnesota             resignation, removal,   Inc., a management         registered
55440-1329                         disqualification, or    consulting firm; Board     investment
(1941)                             successor duly          member, GC McGuiggan       companies, including
                                   elected and             Corporation (dba Smyth     57 portfolios
                                   qualified. Trustee of   Companies), a label
                                   the Trust since         printer; former Chief
                                   September 2005          Executive Officer,
                                                           Creative Promotions
                                                           International, LLC, a
                                                           promotional award
                                                           programs and products
                                                           company, through October
                                                           2003; Advisory Board
                                                           Member, Designer Doors, a
                                                           manufacturer of designer
                                                           doors, through 2002

                                                                                                                Other
                         Position                                                       No. of Portfolios   Directorships
                        Held with    Term of Office and       Principal Occupation       in Fund Complex       Held by
Name, Address and Age   the Trust   Length of Time Served     During Past 5 Years      Overseen by Trustee     Trustee*
---------------------   ---------  ----------------------  -------------------------  --------------------  -------------
Richard K. Riederer     Trustee    Term expiring earlier   Retired; Director,         First American Funds  Cleveland-
P.O. Box 1329                      of death, resignation,  President and Chief        Complex: 12           Cliffs Inc (a
Minneapolis, Minnesota             removal,                Executive Officer,         registered            producer of
55440-1329                         disqualification, or    Weirton Steel through      investment            iron ore
(1944)                             successor duly elected  2001                       companies, including  pellets)
                                   and qualified. Trustee                             57 portfolios
                                   of the Trust since
                                   September 2005

Joseph D. Strauss       Trustee    Term expiring earlier   Attorney at Law, Owner     First American Funds  None
P.O. Box 1329                      of death, resignation,  and President, Strauss     Complex: 12
Minneapolis, Minnesota             removal,                Management Company, a      registered
55440-1329                         disqualification, or    Minnesota holding company  investment
(1940)                             successor duly elected  for various                companies, including
                                   and qualified. Trustee  organizational management  57 portfolios
                                   of the Trust since      business ventures; Owner,
                                   September 2005          Chairman and Chief
                                                           Executive Officer,
                                                           Community Resource
                                                           Partnerships, Inc., a
                                                           strategic planning,
                                                           operations management,
                                                           government relations,
                                                           transportation planning
                                                           and public relations
                                                           organization; Owner,
                                                           Chairman and Chief
                                                           Executive Officer,
                                                           Excensus, LLC, a
                                                           strategic demographic
                                                           planning and application
                                                           development firm since
                                                           2001

Virginia L. Stringer    Chair;     Chair term three        Owner and President,       First American Funds  None
P.O. Box 1329           Trustee    years. Trustee term     Strategic Management       Complex: 12
Minneapolis, Minnesota             expiring earlier of     Resources, Inc., a         registered
55440-1329                         death, resignation,     management consulting      investment
(1944)                             removal,                firm; Executive            companies, including
                                   disqualification, or    Consultant for State Farm  57 portfolios
                                   successor duly elected  Insurance Cos.
                                   and qualified. Chair
                                   of Trust's Board since
                                   September 2005;
                                   Trustee of the Trust
                                   since September 2005

                                                                         No. of Portfolios
                        Position     Term of Office       Principal       in Fund Complex         Other
                        Held with    and Length of    Occupation During     Overseen by       Directorships
Name, Address and Age   the Trust     Time Served        Past 5 Years         Trustee       Held by Trustee*
----------------------  ---------  -----------------  -----------------  -----------------  ----------------
James M. Wade           Trustee    Term expiring      Owner and          First American     None
P.O. Box 1329                      earlier of death,  President, Jim     Funds Complex: 12
Minneapolis, Minnesota             resignation,       Wade Homes, a      registered
55440-1329                         removal,           homebuilding       investment
(1943)                             disqualification,  company, since     companies,
                                   or successor duly  1999               including 57
                                   elected and                           portfolios
                                   qualified.
                                   Trustee of the
                                   Trust since
                                   September 2005


* Includes only directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act or subject to the requirements of Section 15(d) of the Securities Exchange Act, or any company registered as an investment company under the Investment Company Act.

OFFICERS


                                                       Term of Office
                                     Position Held     and Length of               Principal Occupation
Name, Address and Age               with the Trust      Time Served                During Past 5 Years
---------------------------------  ----------------  -----------------  -----------------------------------------
Thomas S. Schreier, Jr.            President         Re-elected by the  Chief Executive Officer of FAF Advisors,
FAF Advisors, Inc.                                   Board annually;    Inc. since May 2001; Chief Executive
800 Nicollet Mall                                    President of       Officer of First American Asset
Minneapolis, Minnesota 55402                         Trust since        Management from December 2000 through May
(1962) *                                             September 2005     2001 and of Firstar Investment & Research
                                                                        Management Company from February 2001
                                                                        through May 2001; Senior Managing
                                                                        Director and Head of Equity Research of
                                                                        U.S. Bancorp Piper Jaffray from October
                                                                        1998 through December 2000; prior to
                                                                        October 1988, Senior Airline Analyst and
                                                                        a Director in the Research Department,
                                                                        Credit Suisse First Boston

Mark S. Jordahl                    Vice President -  Re-elected by the  Chief Investment Officer of FAF Advisors,
FAF Advisors, Inc.                 Investments       Board annually;    Inc. since September 2001; President and
800 Nicollet Mall                                    Vice President  -  Chief Investment Officer, ING Investment
Minneapolis, Minnesota 55402                         Investments of     Management - Americas (September 2000 to
(1960) *                                             Trust since        June 2001); prior thereto, Senior Vice
                                                     September 2005     President and Chief Investment Officer,
                                                                        ReliaStar Financial Corp.

Jeffery M. Wilson                  Vice President -  Re-elected by the  Senior Vice President of FAF Advisors
FAF Advisors, Inc.                 Administration    Board annually;    since May 2001; prior thereto, Senior
800 Nicollet Mall,                                   Vice President -   Vice President of First American Asset
Minneapolis, Minnesota 55402                         Administration of  Management
(1956) *                                             Trust since
                                                     September 2005

Charles D. Gariboldi, Jr.          Treasurer         Re-elected by the  Mutual Funds Treasurer, FAF Advisors,
FAF Advisors, Inc.                                   Board annually;    Inc., since October 2004; prior thereto,
800 Nicollet Mall                                    Treasurer of       vice president for investment accounting
Minneapolis, Minnesota 55402                         Trust since        and fund treasurer of Thrivent Financial
(1959) *                                             September 2005     for Lutherans. (1988 - October 2004)

Jill M. Stevenson,                 Assistant         Re-elected by the  Assistant Treasurer, FAF Advisors, Inc.
FAF Advisors, Inc.                 Treasurer         Board annually;    since September 2005; Director, Senior
800 Nicollet Mall,                                   Assistant          Project Manager, FAF Advisors, Inc. from
Minneapolis, MN 55402                                Treasurer of       May 2003 to September 2005; prior
(1965)*                                              Trust since        thereto, Vice President, Director of
                                                     September 2005     Operations, Paladin Investment
                                                                        Associates, LLC.

                                                       Term of Office
                                     Position Held     and Length of               Principal Occupation
Name, Address and Age               with the Trust      Time Served                During Past 5 Years
---------------------------------  ----------------  -----------------  -----------------------------------------
David H. Lui                       Chief Compliance  Re-elected by the  Chief Compliance Officer of FAF Advisors,
FAF Advisors, Inc.                 Officer           Board annually;    Inc. since March 2005; prior thereto,
800 Nicollet Mall                                    Chief Compliance   Chief Compliance Officer for Franklin
Minneapolis, MN 55402                                Officer of Trust   Advisors, Inc. and Chief Compliance
(1960) *                                             since              Counsel for Franklin Templeton
                                                     September 2005     Investments since 2004; prior thereto,
                                                                        Chief Compliance Counsel and Head of
                                                                        Institutional Compliance, Charles Schwab
                                                                        & Co., Inc. (1992 to 2004)

Kathleen L. Prudhomme              Secretary         Re-elected by the  Deputy General Counsel, FAF Advisors
FAF Advisors, Inc.                                   Board annually;    since November 2004; prior thereto,
800 Nicollet Mall                                    Secretary of       Partner, Dorsey & Whitney LLP, a
Minneapolis, Minnesota 55402                         Trust since        Minneapolis- based law firm
(1953) *                                             September 2005

Brett L. Agnew                     Assistant         Re-elected by the  Attorney, FAF Advisors, Inc., since
FAF Advisors, Inc.                 Secretary         Board annually;    August 2004; Senior Counsel, Thrivent
800 Nicollet Mall                                    Assistant          Financial for Lutherans 2001-2004; prior
Minneapolis, Minnesota                               Secretary of       thereto, consultant, Principal Financial
55402 (1971)*                                        Trust since        Group
                                                     September 2005

James D. Alt                       Assistant         Re-elected by the  Partner, Dorsey & Whitney LLP, a
50 South Sixth Street, Suite 1500  Secretary         Board annually;    Minneapolis-based law firm
Minneapolis, Minnesota 55402                         Assistant
(1951)                                               Secretary of
                                                     Trust since
                                                     September 2005

James R. Arnold                    Assistant         Re-elected by the  Vice President, U.S. Bancorp Fund
615 E. Michigan Street             Secretary         Board annually;    Services, LLC since March 2002; Senior
Milwaukee, WI 53202                                  Assistant          Administration Services Manager, UMB Fund
(1957)*                                              Secretary of       Services, Inc. through March 2002
                                                     Trust since
                                                     September 2005

Douglas G. Hess                    Assistant         Re-elected by the  Vice President, U.S. Bancorp Fund
615 E. Michigan Street             Secretary         Board annually;    Services, LLC since November 2002; prior
Milwaukee, WI 53202                                  Assistant          thereto, Assistant Vice President, Fund
(1967) *                                             Secretary of       Compliance Administrator, U.S. Bancorp
                                                     Trust since        Fund Services LLC                         5
                                                     September 2005



* Messrs. Schreier, Jordahl, Wilson, Gariboldi, Lui, Agnew and Ms. Prudhomme and Ms. Stevenson are each officers and/or employees of FAF Advisors, Inc., which serves as investment advisor, transfer agent and administrator for the Trust. Messrs. Arnold and Hess are officers of U.S. Bancorp Fund Services, LLC, which is a subsidiary of U.S. Bancorp.


STANDING COMMITTEES OF THE BOARD OF TRUSTEES

     There are currently three standing committees of the Board of Trustees:
Audit Committee, Pricing Committee and Governance Committee. References to the "Portfolios" in the committee descriptions below are to the Trust and each of the Portfolios of the Trust. All committee members are Independent Trustees.


                                                                                       NUMBER OF FUND COMPLEX
                                                                                         COMMITTEE MEETINGS
                                                                                           HELD DURING THE
                                                                                         TRUST'S FISCAL YEAR
                          COMMITTEE FUNCTION                    COMMITTEE MEMBERS         ENDED 12/31/2005
----------  ----------------------------------------------  -------------------------  ----------------------
Audit       The purposes of the Committee are (1) to           Leonard W. Kedrowski               7
Committee   oversee the Portfolios' accounting and                   (Chair)
            financial reporting policies and practices,       Benjamin R. Field, III
            their internal controls and, as appropriate,       Richard K. Reiderer
            the internal controls of certain service           Virginia L. Stringer
            providers; (2) to oversee the quality of the           (ex-officio)
            Portfolios' financial statements and the
            independent audit thereof; (3) to assist Board
            oversight of the Portfolios' compliance with
            legal and regulatory requirements; and (4) to
            act as a liaison between the

                                                                                       NUMBER OF FUND COMPLEX
                                                                                         COMMITTEE MEETINGS
                                                                                           HELD DURING THE
                                                                                        TRUST'S FISCAL YEAR
                          COMMITTEE FUNCTION                    COMMITTEE MEMBERS         ENDED 12/31/2005
            ----------------------------------------------  -------------------------  ----------------------
            Portfolios' independent auditors and the full
            Board of Trustees. The Audit Committee,
            together with the Board of Trustees, has the
            ultimate authority and responsibility to
            select, evaluate and, where appropriate,
            replace the outside auditor (or to nominate
            the outside auditor to be proposed for
            shareholder approval in any proxy statement).

Pricing     The Committee is responsible for overseeing      Roger A. Gibson (Chair)               4
Committee   the valuation of securities for which market     Benjamin R. Field, III
            quotations are not readily available, pursuant        James M. Wade
            to procedures established by the Board of         Virginia L. Stringer
            Trustees.                                             (ex-officio)

Governance  The Committee has responsibilities relating to  Joseph D. Strauss (Chair)              3
Committee   (1) Board and Committee composition                   James M. Wade
            (including, interviewing and recommending to       Victoria J. Herget
            the Board nominees for election as Trustees;        Virginia Stringer
            reviewing the independence of all independent         (ex-officio)
            Trustees; reviewing Board composition to
            determine the appropriateness of adding
            individuals with different backgrounds or
            skills; reporting to the Board on which
            current and potential members of the Audit
            Committee qualify as Audit Committee Financial
            Experts; recommending a successor to the Board
            Chair when a vacancy occurs; consulting with
            the Board Chair on Committee assignments; and
            in anticipation of the Board's request for
            shareholder approval of a slate of Trustees,
            recommending to the Board the slate of
            Trustees to be presented for Board and
            shareholder approval); (2) Committee structure
            (including, at least annually, reviewing each
            Committee's structure and membership and
            reviewing each Committee's charter and
            suggesting changes thereto); (3) Trustee
            education (including developing an annual
            education calendar; monitoring independent
            Trustee attendance at educational seminars and
            conferences; developing and conducting
            orientation sessions for new independent
            Trustees; and managing the Board's education
            program in a cost-effective manner); and 4)
            governance practices (including reviewing and
            making recommendations regarding Trustee
            compensation and Trustee expenses; monitoring
            Trustee investments in the Portfolios;
            monitoring compliance with Trustee retirement
            policies; reviewing compliance with the
            prohibition from serving on the board of
            directors of mutual funds that are not part of
            the First American Fund Complex; if requested,
            assisting in the Board Chair in overseeing
            self-evaluation process; in collaboration with
            outside counsel, developing policies and
            procedures addressing matters which should
            come before the Committee in the proper
            exercise of its duties; reviewing the Board's
            adherence to industry "best practices;"
            reviewing and recommending changes in Board
            governance policies, procedures and practices;
            reporting the Committee's activities to the
            Board and making such recommendations;
            reviewing and, as appropriate, recommending
            that the Board make changes to the Committee's
            charter).


     The Governance Committee will consider shareholder recommendations for Trustee nominees in the event there is a vacancy on the Board of Trustees or in connection with any special shareholders meeting which is called for the purpose of electing Trustees. The Trust does not hold regularly scheduled annual shareholders meetings. There are no differences in the manner in which the Governance Committee evaluates nominees for Trustee based on whether the nominee is recommended by a shareholder.

     A shareholder who wishes to recommend a Trustee nominee should submit his or her recommendation in writing to the Chair of the Board (Ms. Stringer) or the Chair of the Governance Committee (Mr. Strauss), in either case at Mount Vernon Securities Lending Trust, P.O. Box 1329, Minneapolis, Minnesota 55440-1329. At a minimum, the recommendation should include:


     - the name, address, and business, educational, and/or other pertinent background of the person being recommended;

     - a statement concerning whether the person is "independent" within the meaning of New York Stock Exchange and American Stock Exchange listing standards and is not an "interested person" as defined in the Investment Company Act of 1940;

     - any other information that the Portfolios would be required to include in a proxy statement concerning the person if he or she was nominated; and

     - the name and address of the person submitting the recommendation, together with the number of Portfolio shares held by such person and the period for which the shares have been held.

     The recommendation also can include any additional information that the person submitting it believes would assist the Governance Committee in evaluating the recommendation. Shareholder recommendations for nominations to the Board will be accepted on an ongoing basis and will be kept on file for consideration when there is a vacancy on the Board or prior to a shareholders meeting called for the purpose of electing Trustees.

TRUSTEE OWNERSHIP OF SECURITIES OF THE TRUST OR ADVISOR

     The information in the table below discloses the dollar ranges of (i) each Trustee's beneficial ownership in the Trust, and (ii) each Trustee's aggregate beneficial ownership in all funds within the First American Funds complex. All of the Trustees are Independent Trustees.


                                               AGGREGATE DOLLAR RANGE OF
                    DOLLAR RANGE OF EQUITY     EQUITY SECURITIES IN THE
                     SECURITIES IN TRUST     FIRST AMERICAN FUNDS COMPLEX
NAME OF TRUSTEE        AS OF 12/31/2005            AS OF 12/31/2005
---------------     ----------------------   ----------------------------
Benjamin Field                $0                     Over $100,000
Leonard Kedrowski             $0                     Over $100,000
Roger Gibson                  $0                     Over $100,000
Victoria Herget               $0                     Over $100,000
Joseph Strauss                $0                     Over $100,000
Richard Riederer              $0                     Over $100,000
Virginia Stringer             $0                     Over $100,000
James Wade                    $0                     Over $100,000

     As of December 31, 2005, none of the independent Trustees or their immediate family members owned, beneficially, or of record, any securities in
(i) an investment advisor of the Trust or (ii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment advisor of the Trust.


     None of the Trustees meet the eligibility requirements to purchase shares of the Trust's Portfolios.

APPROVAL OF ADVISORY CONTRACT

     The Board of Trustees approved the Advisory Agreement on September 21, 2005. In connection with its approval, the Board of Trustees reviewed and considered the following factors with respect to each Portfolio:

     - the terms of the Management Agreement, including the nature and scope of services to be provided by the Advisor to the Portfolios (which the Board believed are comprehensive in light of the nature of the Portfolios);

     - the structure and rate of the fees charged by the Advisor under the Management Agreement (with the Board believing that the fees are reasonable);

     - the other benefits which may be received by the Advisor and its affiliates in providing services to the Portfolios (including the revenues received by the Advisor for providing administrative and transfer agent services to the Portfolios along with securities lending services to the Shareholders); and

     - the total fees and expenses paid by the Portfolios (with the Board believing that the Portfolios' total fees are reasonable).

     The Board of Trustees was led in its review and deliberations by Victoria
J. Herget, a "disinterested" director of the Portfolios whom the Board has designated as Fund Review Liaison. The Board was advised and assisted by counsel to the independent directors and fund counsel. On the basis of the Board's review and analysis of the foregoing information, the Board found in the exercise of its business judgment that the terms of the Management Agreement are fair and reasonable and in the best interest of shareholders of each Portfolio. No single factor or group of factors was deemed to be determinative by the Board in making these judgments. Although the Board placed the most weight on the Portfolios' level of fees, it based its decisions on the totality of the information that it reviewed.

TRUSTEE COMPENSATION


     The First American Funds Complex (including the Trust, collectively the "Funds") currently pays Trustees/Directors who are not paid employees of affiliates of the Funds an annual retainer of $40,000 ($80,000 in the case of the Board Chair). The Fund Review Liaison receives an additional annual retainer of $15,000. In addition, Trustees/Directors are paid the following fees for attending Board and committee meetings:

     - $5,000 per day for in-person attendance at Board of Trustees/Directors meetings ($10,000 per day in the case of the Board Chair);



     - $2,500 per day for telephonic attendance at Board of Trustees/Directors meetings ($5,000 in the case of the Board Chair);



     - $2,500 for in-person attendance at any committee meeting ($4,250 for the Audit Committee Chair, $3,750 for all other committee chairs);



     - $1,250 for telephonic attendance at any committee meeting ($2,125 for the Audit Committee Chair, $1,875 for all other committee chairs); and



     - $2,500 for in-person attendance at any opening executive session ($5,000 in the case of the Board Chair).


     Trustees/Directors also receive $2,500 per day when traveling, on behalf of a Fund/Portfolio, out of town on Fund/Portfolio business which does not involve a Board or committee meeting. In addition, directors are reimbursed for their out-of-pocket expenses in traveling from their primary or secondary residence to Board and committee meetings, on Fund business and to attend mutual fund industry conferences or seminars. The amounts specified in this paragraph are allocated among the funds in the First American Funds Complex on the basis of net assets.

     The Trustees/Directors may elect to defer payment of up to 100% of the fees they receive in accordance with a Deferred Compensation Plan (the "Plan"). Under the Plan, a Trustee/Director may elect to have his or her deferred fees treated as if they had been invested in shares of one or more funds and the amount paid to the Trustee/Director under the Plan will be determined based on the performance of such investments. Distributions may be taken in a lump sum or over a period of years. The Plan will remain unfunded for federal income tax purposes under the Internal Revenue Code of 1986, as amended. Deferral of director fees in accordance with the Plan will have a negligible impact on Fund assets and liabilities and will not obligate the Funds to retain any director or pay any particular level of compensation. The Funds do not provide any other pension or retirement benefits to directors.

     Legal fees and expenses are also paid to Dorsey & Whitney LLP, the law firm of which James D. Alt, Assistant Secretary of the Funds, is a partner.


     The following table sets forth information concerning aggregate compensation paid to each Trustee of the Trust (i) by the Trust (column 2), and
(ii) by the First American Fund Complex (column 5) during the fiscal year ended December 31, 2005. All of the Trustees/Directors are independent as defined by the 1940 Act. No executive officer or affiliated person of the Trust received any compensation from the Trust in excess of $60,000 during such fiscal year.

                                                                                                   TOTAL COMPENSATION
                                                              PENSION OR                          FROM TRUST AND FUND
                                           AGGREGATE     RETIREMENT BENEFITS   ESTIMATED ANNUAL     COMPLEX PAID TO
                                         COMPENSATION     ACCRUED AS PART OF     BENEFITS UPON     TRUSTEES/DIRECTORS
NAME OF PERSON, POSITION                FROM THE TRUST      FUND EXPENSES         RETIREMENT              (1)
-------------------------------         --------------   -------------------   ----------------   -------------------
Benjamin R. Field III, Trustee                -0-                -0-                  -0-               $146,875
Roger A. Gibson, Trustee                      -0-                -0-                  -0-                131,250
Victoria J. Herget, Trustee                   -0-                -0-                  -0-                120,000
Leonard W. Kedrowski, Trustee                 -0-                -0-                  -0-                148,125
Richard K. Riederer, Trustee                  -0-                -0-                  -0-                127,500
Joseph D. Strauss, Trustee                    -0-                -0-                  -0-                120,000
Virginia L. Stringer, Trustee & Chair         -0-                -0-                  -0-                217,500
James M. Wade, Trustee                        -0-                -0-                  -0-                125,000



(1) Included in the Total Compensation are amounts deferred for the following Trustees/Directors pursuant to a Deferred Compensation Plan: Roger A. Gibson, $26,250; and Leonard W. Kedrowski, $148,125.


CODES OF ETHICS


     The Trust and FAF have each adopted a Code of Ethics pursuant to Rule 17j-1 of the 1940 Act. Each of these Codes of Ethics permits personnel to invest in securities for their own accounts, including securities that may be purchased or held by the Trust. These Codes of Ethics are on public file with, and are available from, the Securities and Exchange Commission.



PROXY VOTING PROCEDURES


     The Trust has adopted proxy voting procedures pursuant to which the Trust delegates the responsibility for voting proxies relating to portfolio securities held by the Portfolios to the Advisor as part of the Advisor's general management of the Portfolios, subject to the Board's continuing oversight. A copy of the Trust's proxy voting procedures is located in Appendix B.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

CONTROLLING SHAREHOLDERS


     In connection with U.S. Bank's securities lending program, FAF holds certain collateral on behalf of its securities lending clients to secure the return of loaned securities. Such collateral may be invested in Trust shares from time to time. FAF, however, will pass through voting rights to its securities lending clients that have a beneficial interest in a Portfolio. Consequently, FAF will not be a controlling person of the Trust for purposes of the 1940 Act.


PRINCIPAL SHAREHOLDERS


     As of March 15, 2006 there were no shares outstanding for the Prime Portfolio or the Short-Term Bond Portfolio, and no shareholders of record owned 5% or more of the issued and outstanding shares of any of the Portfolios.



     As of March 15, 2006 the Trustees and officers of the Trust, as a group, did not own any of the Trust's voting securities.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES

SERVICE PROVIDERS

     Most of the Portfolios' necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolios are:


Investment Advisor:                              FAF
Administrator and Transfer Agent:                FAF
Custodian:                                       U.S. Bank
Independent Registered Public Accounting Firm:   Ernst & Young LLP


INVESTMENT ADVISOR


     FAF Advisors, Inc. ("FAF", the "Advisor"), 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the investment advisor and manager of the Portfolios pursuant to an investment advisory agreement dated September 21, 2005. The Advisor is a wholly owned subsidiary of U.S. Bank, 800 Nicollet, Minneapolis, Minnesota 55402, a national banking association that has professionally managed accounts for individuals, insurance companies, foundations, commingled accounts, trust funds, and others for over 75 years. U.S. Bank is, in turn, a subsidiary of U.S. Bancorp, 800 Nicollet, Minneapolis, Minnesota 55402, which is a regional multi-state bank holding company headquartered in Minneapolis, Minnesota that primarily serves the Midwestern, Rocky Mountain and Northwestern states. U.S. Bancorp operates four banks and eleven trust companies with banking offices in 24 contiguous states. U.S. Bancorp also has various other subsidiaries engaged in financial services. At December 31, 2006, U.S. Bancorp and its consolidated subsidiaries had consolidated assets of approximately $209.5 billion, consolidated deposits of $124.7 billion and shareholders' equity of $20 billion.


     The Advisory Agreement requires the Advisor to arrange, if requested by the Trust, for officers or employees of the Advisor to serve without compensation from the Portfolios as Trustees, officers, or employees of the Trust if duly elected to such positions by the shareholders or Trustees of the Trust. The Advisor has the authority and responsibility to make and execute investment decisions for the Portfolios within the framework of the Portfolios' investment policies, subject to review by the Board of Trustees of the Trust. The Advisor is also responsible for monitoring the performance of the various organizations providing services to the Portfolios, including the Portfolios' custodian and accounting agent, and for periodically reporting to the Trust's Board of Trustees on the performance of such organizations. The Advisor will, at its own expense, furnish the Portfolios with the necessary personnel, office facilities, and equipment to service the Portfolios' investments and to discharge its duties as investment advisor of the Portfolios.

     The Trust may have an obligation to indemnify its Trustees and officers with respect to litigation. The Advisor will be liable to the Portfolios under the Advisory Agreement for any negligence or willful misconduct by the Advisor other than liability for investments made by the Advisor in accordance with the explicit direction of the Board of Trustees or the investment objectives and policies of the Portfolios. The Advisor has agreed to indemnify the Portfolios with respect to any loss, liability, judgment, cost or penalty that a Portfolio may suffer due to a breach of the Advisory Agreement by the Advisor.

     The Advisory Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Advisor or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

ADMINISTRATOR


     FAF serves as the administrator of the Portfolios pursuant to an Adminstration Agreement dated as of September 21, 2005 by and between FAF and the Trust. Under the Administration Agreement, FAF will, among other things (i) provide each Portfolio with administrative and clerical services, including the maintenance of certain of the Portfolio's books and records, (ii) arrange the periodic updating of the Trust's Registration Statement and Offering Memorandum, and (iii) provide proxy materials and reports to Portfolio shareholders and the Securities and Exchange Commission (the "SEC"). For these services, the Trust pays FAF an annual fee based on the average daily net asset value ("NAV") of the Trust. FAF also provides the basic portfolio record keeping required by the Trust for regulatory and financial reporting purposes.



     The Adminstration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either FAF or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.


TRANSFER AGENT


     FAF serves as the transfer agent for each Portfolio pursuant to an Administration Agreement dated as of September 21, 2005 by and between FAF and the Trust. Under the Administration Agreement, FAF, among other things, provides customary services of a transfer agent and dividend disbursing agent for the Trust.


     The Administration Agreement was approved initially for a two-year term by the Trustees, and will continue in effect from year to year unless terminated in writing by either the Transfer Agent or the Trust at the end of such period or thereafter on 60 days' prior written notice given by either party to the other party.

CUSTODIAN

     U.S. Bank, 800 Nicollet Mall, Minneapolis, Minnesota 55402, serves as the custodian ("Custodian") for each Portfolio of the Trust. The Custodian is a subsidiary of U.S. Bancorp.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Ernst & Young LLP, 220 South Sixth Street, Suite 1400, Minneapolis, Minnesota 55402, serves as the independent registered public accounting firm for each Portfolio of the Trust, providing audit services, including audits of the annual financial statements.

ITEM 15. PORTFOLIO MANAGERS

OTHER ACCOUNTS MANAGED


     The following chart provides information about the funds and accounts, other than the Short-Term Bond Portfolio, for which the Short-Term Bond Portfolio's portfolio manager is primarily responsible for day-to-day portfolio management as of December 31, 2005. The information only pertains to accounts that were effective as of the end of the most recent fiscal year.



SHORT-TERM BOND PORTFOLIO


                                   Number of Accounts   Total Assets ($M)
                                   ------------------   -----------------
Registered Investment Companies             0                   $0
Other Pooled Investment Vehicles            0                   $0
Other Accounts                              0                   $0

     For each of the categories, the number of accounts and the total assets in the accounts with respect to which the advisory fee is based on the performance of the account.

                                   Number of Accounts   Total Assets ($M)
                                   ------------------   -----------------
Registered Investment Companies             0                   $0
Other Pooled Investment Vehicles            0                   $0
Other Accounts                              0                   $0

OWNERSHIP

     None.

COMPENSATION


     FAF's compensation program for the Short-Term Bond Portfolio is designed to be competitive and appropriate to attract and retain the highest caliber employees. Compensation of investment professionals primarily reflects their ability to generate long-term investment success for our clients, including shareholders of the Trust.



     Investment professionals are compensated through a combination of the following: (i) fixed base salary; (ii) discretionary incentive compensation in the form of a quarterly cash bonus; (iii) discretionary incentive compensation in the form of awards under FAF's Long-Term Incentive Plan ("LTIP"); and (iv) Contributions under U.S. Bank's Pension and 401(k) Plan.

The Program's overall profitability determines the total amount of incentive compensation available to investment professionals. LTIP awards are paid to portfolio managers on an annual basis based upon general performance and expected contributions to the success of FAF. LTIP payments are comprised of two components: (i) FAF phantom equity units and (ii) U.S. Bancorp options and restricted stock.


     An investment professional's total compensation is determined through a subjective process that evaluates numerous quantitative and qualitative factors, including the investment success of the portfolios managed by the individual. Investment professionals do not receive any direct compensation based solely upon the investment returns of the Portfolio.


     Among the factors included in this annual assessment of investment professional compensation are: relative investment performance of portfolios; complexity of investment strategies; and contribution to the investment team/discipline's dialogue. An investment professional's contribution to business results and overall business strategy, success of marketing/business development efforts, and client servicing are also taken into consideration. Furthermore, an investment professional's seniority/length of service with the firm, management and supervisory responsibilities, and fulfillment of FAF's leadership criteria are relevant to compensation decision-making.


POTENTIAL CONFLICT OF INTEREST DISCLOSURE


     As an investment advisor and fiduciary, FAF owes our clients and mutual fund shareholders an undivided duty of loyalty. We recognize that conflicts of interest are inherent in our business and accordingly have developed policies, procedures and disclosures reasonably designed to detect, manage and mitigate the effects of potential conflicts of interest in the area of employee personal trading, managing multiple accounts for multiple clients, including funds (hereinafter "clients"), and allocating investment opportunities. Investment professionals, including portfolio managers and research analysts, are subject to the above-mentioned policies and oversight to help ensure that all clients are treated equitably. As stated in these conflicts-related policies, we place the interests of our clients first and expect all of our employees to maintain our fiduciary duty.


Employee Personal Trading and the Code of Ethics


     FAF has policies to avoid conflicts of interest when investment professionals and other personnel of FAF own, buy or sell securities also owned by, or bought or sold for clients. FAF permits its employees to engage in personal securities transactions, and also allows them to allocate investments in the First American Fund Complex through direct purchase and a 401K Plan. Personal securities transactions by an employee may raise a potential conflict of interest when an employee owns or trades in a security that is owned or considered for purchase or sale by a client, or recommended for purchase or sale by an employee to a client. FAF has adopted a Code of Ethics that is designed to detect and prevent such conflicts of interest.

Managing Multiple Accounts for Multiple Clients


     The investment professional or investment professional teams for each Portfolios have responsibilities for managing all or a portion of the investments of multiple accounts with a common investment strategy, including other registered investment companies and unregistered investment portfolios. Potential conflicts of interest may arise when an investment professional has responsibilities for the investments of more than one account because the investment professional may be unable to devote equal time and attention to each account. Accordingly, FAF has compliance policies and oversight to manage these conflicts.


Allocating Investment Opportunities


     In addition, the investment professionals may have to decide how to select and allocate investment opportunities among accounts. Portfolio holdings, position sizes, and industry and sector exposures tend to be similar across similar accounts, which minimizes the potential for conflicts of interest. Nevertheless, investment opportunities may be allocated differently among accounts due to the particular characteristics of an account, such as cash position, tax status, risk tolerance and investment restrictions or for other reasons. As referenced above, FAF has procedures designed to ensure that information relevant to investment decisions are disseminated fairly and investment opportunities are allocated equitably among different clients.


ITEM 16. BROKERAGE ALLOCATION AND OTHER PRACTICES

     As the Trust's Portfolios are exclusively composed of debt, rather than equity securities, most of the portfolio transactions are effected with dealers without the payment of brokerage commissions but at net prices, which usually include a spread or markup. In effecting such portfolio transactions on behalf of the Portfolios, the Advisor seeks the most favorable net price consistent with the best execution. The Advisor may, however, select a dealer to effect a particular transaction without communicating with all dealers who might be able to effect such transaction because of the volatility of the market and the desire of the Advisor to accept a particular price for a security because the price offered by the dealer meets guidelines for profit, yield, or both.

     Decisions with respect to placement of the portfolio transactions are made by the Advisor. The primary consideration in making these decisions is efficiency in executing orders and obtaining the most favorable net prices for the Portfolios. Most portfolio transactions are with the issuer or with major dealers acting for their own account and not as brokers. When consistent with these objectives, business may be placed with broker-dealers who furnish investment research services to the Advisor. Such research services would include advice, both directly and in writing, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities, as well as analyses and reports concerning issues, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts.

     The research services may allow the Advisor to supplement its own investment research activities and enable the Advisor to obtain the views and information of individuals and research staffs of many different securities firms prior to making investment decisions for the Portfolios. To the extent portfolio transactions are effected with broker-dealers who furnish research services, the Advisor would receive a benefit, which is not capable of evaluation in dollar amounts, without providing any direct monetary benefit to the Portfolios from these transactions.

     The Advisor has not entered into any formal or informal agreements with any broker-dealers, and does not maintain any "formula" that must be followed in connection with the placement of portfolio transactions in exchange for research services provided to the Advisor, except as noted below. The Advisor may, from time to time, maintain an informal list of broker-dealers that will be used as a general guide in the placement of Portfolio business in order to encourage certain broker-dealers to provide the Advisor with research services, which the Advisor anticipates will be useful to it. Any list, if maintained, would be merely a general guide, which would be used only after the primary criteria for the selection of broker-dealers (discussed above) has been met, and, accordingly, substantial deviations from the list could occur. While it is not expected that any Portfolio will pay brokerage commissions, if it does, the Advisor would authorize the Portfolio to pay an amount of commission for effecting a securities transaction in excess of the amount of commission another broker-dealer would have charged only if the Advisor determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Advisor with respect to the Portfolios.

     No Portfolio effects brokerage transactions in its portfolio securities with any broker-dealer affiliated directly or indirectly with its Advisor unless such transactions, including the frequency thereof, the receipt of commissions payable in connection therewith, and the selection of the affiliated broker-dealer effecting such transactions are not unfair or unreasonable to the shareholders of the Portfolio, as determined by the Board of Trustees. Any transactions with an affiliated broker-dealer must be on terms that are both at least as favorable to the Portfolio as such Portfolio can obtain elsewhere and at least as favorable as such affiliate broker-dealer normally gives to others.

     When two or more clients of the Advisor are simultaneously engaged in the purchase or sale of the same security, the prices and amounts are allocated in accordance with a formula considered by the Advisor to be equitable to each client. In some cases, this system could have a detrimental effect on the price or volume of the security as far as each client is concerned. In other cases, however, the ability of the clients to participate in volume transactions will produce better executions for each client.

ITEM 17. CAPITAL STOCK AND OTHER SECURITIES


     Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per share, which may be divided into one or more series and class, each of which evidences pro rata ownership interest in a different investment portfolio. The Trustees may create additional portfolio series at any time without shareholder approval. The shares of each portfolio series may have such rights and preferences as the Trustees may establish from time to time, including the right of redemption (including the price, manner and terms of redemption), special and relative rights as to dividends and distributions, liquidation rights, sinking or purchase fund provisions, conversion rights and conditions under which any portfolio series may have separate voting rights or no voting rights.

     As of the date of this Statement of Additional Information, the Trust is comprised of the following portfolio series, each of which commenced operations on the date set forth opposite the Portfolio's name:


Commencement of
   Operations     Portfolio Name
---------------   --------------
   10/18/2005     Mount Vernon Securities Lending Prime Portfolio
   10/18/2005     Mount Vernon Securities Lending Short-Term Bond Portfolio


     The Trust is authorized, without shareholder approval, to divide shares of any series into two or more classes of shares, each class having such different dividend, liquidation, voting and other rights as the Trustees may determine without shareholder approval.

     Any amendment to the Declaration of Trust that would materially and adversely affect shareholders of the Trust as a whole, or shareholders of a particular portfolio series, must be approved by the holders of a majority of the shares of the Trust or the portfolio series, respectively. All other amendments may be effected by the Trust's Board of Trustees.

     The Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of a portfolio series. If any present or past shareholder of any portfolio series of the Trust is charged or held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder and not because of such shareholder's acts or omissions or for some other reason, the portfolio series, upon request, shall assume the defense against such charge and satisfy any judgment thereon, and the shareholder or former shareholder shall be entitled out of the assets of such portfolio series to be held harmless from and indemnified against all loss and expense arising from such liability. Thus, the risk to shareholders of incurring financial loss beyond their investments is limited to circumstances in which the portfolio series itself would be unable to meet its obligations.

     The Trust will not have an Annual Meeting of Shareholders. Annual and special meetings of Shareholders may be held on such date and at such time as shall be set or provided by the Board of Trustees.

ITEM 18. PURCHASE, REDEMPTION AND PRICING OF SHARES

MANNER IN WHICH SHARES ARE OFFERED

     Shares of each Portfolio may only be offered to, and be held by, participants in U.S. Bank's securities lending program. Shares are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Because shares are sold directly by the Trust without a distributor, they are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee.

VALUATION OF PORTFOLIO SHARES


     With the exception of Good Friday, NAV per share for the shares of the Portfolios are calculated as of 4:30 p.m. Eastern time on each day on which the Federal Reserve Bank is open for business. The Portfolios observe Good Friday in addition to the following holidays observed by the Federal Reserve Bank: New Year's Day, Birthday of Martin Luther King, Jr., Washington's Birthday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas Day.


     The Prime Portfolio will use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 NAV per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, each Portfolio uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Portfolio would receive if it sold the instrument.

     The Trustees have established procedures reasonably designed to stabilize the Prime Portfolio's price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Portfolio's NAV using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 1/2 of one percent.

     The Short-Term Bond Portfolio values its investment portfolio at market value. This generally means that securities listed and traded principally on any national securities exchange are valued on the basis of the last sale price or, lacking any sales, at the closing bid price on the primary exchange on which the security is traded. United States securities traded principally over-the-counter and options are valued on the basis of the last reported bid price. Futures contracts are valued on the basis of the last reported sale price.

     Because many fixed-income securities do not trade each day, last sale or bid prices are frequently not available. Therefore, fixed-income securities may be valued using prices provided by a pricing service when such prices are determined by the Trust's Advisor to reflect the market value of such securities.


     The Short-Term Bond Portfolio values securities maturing within 60 days of the valuation date at amortized cost unless the Advisor, pursuant to valuation procedures adopted by the Board of Trustees determines that amortized cost does not represent market value. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument.

     Valuing securities at fair value involves greater reliance on judgment than valuing securities that have readily available market quotations. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that a Portfolio could obtain the fair value assigned to a security if they were to sell the security at approximately the time at which the Portfolio determines its NAV per share.


ITEM 19. TAXATION


FEDERAL TAXES

     PRIME PORTFOLIO. The Portfolio intends to elect each year to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). If so qualified, the Portfolio will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.

     The Portfolio expects to distribute net realized short-term capital gains (if any) once each year, although it may distribute them more frequently, if necessary in order to maintain the Portfolio's net asset value at $1.00 per share. Distributions of net investment income and net short-term capital gains are taxable to investors as ordinary income.

     Under the Code, the Portfolio is required to withhold 28% of reportable payments (including dividends, capital gain distributions, if any, and redemptions) paid to certain shareholders who have not certified that the social security number or taxpayer identification number supplied by them is correct and that they are not subject to backup withholding because of previous under reporting to the IRS. These backup withholding requirements generally do not apply to shareholders that are corporations or governmental units or certain tax-exempt organizations.

     SHORT-TERM BOND PORTFOLIO. The Portfolio intends to fulfill the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), as a regulated investment company. If so qualified, the Portfolio will not be liable for federal income taxes to the extent it distributes its taxable income to its shareholders.

     Some of the investment practices that may be employed by the Portfolio will be subject to special provisions that, among other things, may defer the use of certain losses of the Portfolio, affect the holding period of the securities held by the Portfolio. These provisions may also require the Portfolio to mark-to-market some of the positions in its portfolio (i.e., treat them as closed out) or to accrue original discount, both of which may cause the Portfolio to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the distribution requirements for qualification as a regulated investment company and for avoiding income and excise taxes. Accordingly, in order to make the required distributions, the Portfolio may be required to borrow or liquidate securities. The Portfolio will monitor its transactions and may make certain elections in order to mitigate the effect of these rules and prevent disqualification of the Portfolio as a regulated investment company.

     It is expected that any net gain realized from the closing out of futures contracts, options, or forward currency contracts will be considered gain from the sale of securities or currencies and therefore qualifying income for purposes of the requirement that a regulated investment company derive at least 90% of gross income from investment securities.

     Any loss on the sale or exchange of shares of the Portfolio generally will be disallowed to the extent that a shareholder acquires or contracts to acquire shares of the Portfolio within 30 days before or after such sale or exchange. Furthermore, if shares with respect to which a long-term capital gain distribution has been made are held for less than six months, any loss on the sale of exchange of such shares will be treated as a long-term capital loss to the extent of such long-term capital gain distribution.

     For federal tax purposes, if a shareholder exchanges shares of a Portfolio for shares of any other Portfolio, such exchange will be considered a taxable sale of the shares being exchanged.

     Pursuant to the Code, distributions of net investment income by the Portfolio to a shareholder who is a foreign shareholder (as defined below) will be subject to U.S. withholding tax (at a rate of 30% or lower treaty rate). Withholding will not apply if a dividend paid by the Portfolio to a foreign shareholder is "effectively connected" with a U.S. trade or business of such shareholder, in which case the reporting and withholding requirements applicable to U.S. citizens or domestic corporations will apply. Distributions of net long-term capital gains are not subject to tax withholding but, in the case of a foreign shareholder who is a nonresident alien individual, such distributions ordinarily will be subject to U.S. income tax at a rate of 30% if the individual is physically present in the U.S. for more than 182 days during the taxable year. The Portfolio will report annually to its shareholders the amount of any withholding.

     A foreign shareholder is any person who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in the United States or under the laws of the Untied States or a political subdivision thereof, (iii) an estate whose income is includible in gross income for U.S. federal income tax purposes of (iv) a trust whose administration is subject to the primary supervision of the U.S. court and which has one or more U.S. fiduciaries who have authority to control all substantial decisions of the trust.

     The foregoing relates only to federal income taxation and is a general summary of the federal tax law in effect as of the date of this Statement of Additional Information.

ITEM 20. UNDERWRITERS

Not Applicable.

ITEM 21. CALCULATION OF PERFORMANCE DATA

AVERAGE ANNUAL TOTAL RETURN

     The Short-Term Bond Portfolio computes its "average annual total return" according to a formula prescribed by the SEC. The formula can be expressed as follows:

     P(1+T)(n) = ERV

     where: P   = a hypothetical initial payment of $1,000
            T   = average annual total return
            n   = number of years
            ERV = ending redeemable value of a $1,000 payment made at the beginning of the 1-, 5- and 10-year periods at the end of the year or period

     The calculation assumes that all dividends and distributions of the Portfolio are reinvested at the price calculated in the manner described in Part A on the dividend dates during the period, and includes all recurring and nonrecurring fees that are charged to all shareholder accounts.

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS

     The Short-Term Bond Portfolio computes its "average annual total return after taxes on distributions" according to a formula prescribed by the SEC. The formula can be expressed as follows:

     P(1+T)(n) = ATV(D)

     where: P      = a hypothetical initial payment of $1,000
            T      = average annual total return
            n      = number of years
            ATV(D) = ending value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of such periods, after taxes on fund distributions but not after taxes on redemption

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS AND AFTER REDEMPTIONS

     The Short-Term Bond Portfolio computes its "average annual total return after taxes on distributions and redemptions" according to a formula prescribed by the SEC. The formula can be expressed as follows:

     P(1+T)(n) = ATV(DR)

     where: P       = a hypothetical initial payment of $1,000
            T       = average annual total return
            n       = number of years
            ATV(DR) = ending value of a hypothetical $1,000 payment made at the beginning of the 1-, 5-, or 10-year periods at the end of such periods, after taxes on fund distributions and redemption

YIELD AND EFFECTIVE YIELD

     The yield for the Prime Portfolio is calculated daily based upon the seven days ending on the date of calculation ("base period"). The yield is computed by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the base period, subtracting a hypothetical charge reflecting deductions from shareholder accounts and dividing the net change in the account value by the value of the account at the beginning of the base period to obtain the base period return, and then multiplying the base period return by (365/7) with the resulting yield figure carried to the nearest hundredth of one percent.

     An effective yield is computed by determining the net change, exclusive of capital changes and income other than investment income, in the value of a hypothetical pre-existing account having a balance of one share at the beginning of the period, subtracting a hypothetical charge reflecting deductions from shareholder accounts, and dividing the difference by the value of the account at the beginning of the base period to obtain the base period return, and then compounding the base period return by adding 1, raising the sum to a power equal to 365 divided by 7, and subtracting 1 from the result, according to the following formula:

     Effective Yield=[(Base Period Return+1)(365/7)] - 1

     The Prime Portfolio calculates its tax equivalent current yield by dividing that portion of the Portfolio's yield, as described above, that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Portfolio's yield that is not tax-exempt.

     The Prime Portfolio calculates its tax equivalent effective yield by dividing that portion of the Portfolio's effective yield, as described above, that is tax-exempt by 1 minus a stated income tax rate and adding the quotient to that portion, if any, of the Portfolio's effective yield that is not tax-exempt.

     The yields quoted are not indicative of future results. Yields will depend on the type, quality, maturity, and interest rate of money market instruments held by the Portfolio.

     In addition to total return, the Short-Term Bond Portfolio may quote performance in terms of a 30-day yield. The yield figures provided will be calculated according to a formula prescribed by the SEC and can be expressed as follows:

     Yield = 2[((a-b/cd)+1)(6) - 1]

     where: a = dividends and interest earned during the period.
            b = expenses accrued for the period (net of reimbursements).
            c = the average daily number of shares outstanding during the period that were entitled to receive dividends.
            d = the maximum offering price per share on the last day of the period.

     For the purpose of determining the interest earned (variable "a" in the formula) on debt obligations that were purchased by the Short-Term Bond Portfolio at a discount or premium, the formula generally calls for amortization of the discount or premium; the amortization schedule will be adjusted monthly to reflect changes in the market value of the debt obligations.

     Under this formula, interest earned on debt obligations for purposes of "a" above, is calculated by (1) computing the yield to maturity of each obligation held by the Short-Term Bond Portfolio based on the market value of the obligation (including actual accrued interest) at the close of business on the last day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest), (2) dividing that figure by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest as referred to above) to determine the interest income on the obligation in the Short-Term Bond Portfolio's portfolio (assuming a month of 30 days) and (3) computing the total of the interest earned on all debt obligations during the 30-day or one month period. Undeclared earned income, computed in accordance with generally accepted accounting principles, may be subtracted from the maximum offering price calculation required pursuant to "d" above.

     The Portfolios' performance will vary from time to time depending on market conditions, the composition of their portfolios and operating expenses. Consequently, any given performance quotation should not be considered representative of the performance of a Portfolio for any specified period in the future. Because performance will vary, it may not provide a basis for comparing an investment in shares of a Portfolio with certain bank deposits or other investments that may pay a fixed return for a stated period of time. Investors comparing a Portfolio's performance with that of other mutual funds should give consideration to the nature, quality and maturity of the respective investment companies' portfolio securities and market conditions. An investor's principal is not guaranteed by the Portfolios.

ITEM 22. FINANCIAL STATEMENTS

     The Prime Portfolio and the Short-Term Bond Portfolio will both commence financial operation on March 31, 2006, and as such they do not have current financial statements to include in the Portfolios' Annual Report to Shareholders, which when appropriate will be filed with the SEC and will be incorporated into this SAI by reference.

APPENDIX A

     A rating of a rating service represents that service's opinion as to the credit quality of the rated security. However, such ratings are general and cannot be considered absolute standards of quality or guarantees as to the creditworthiness of an issuer. A rating is not a recommendation to purchase, sell or hold a security, because it does not take into account market value or suitability for a particular investor. Market values of debt securities may change as a result of a variety of factors unrelated to credit quality, including changes in market interest rates.

     When a security has been rated by more than one service, the ratings may not coincide, and each rating should be evaluated independently. Ratings are based on current information furnished by the issuer or obtained by the rating services from other sources which they consider reliable. Ratings may be changed, suspended or withdrawn as a result of changes in or unavailability of such information, or for other reasons. In general, the Portfolios are not required to dispose of a security if its rating declines after it is purchased, although they may consider doing so.

RATINGS OF LONG-TERM CORPORATE DEBT OBLIGATIONS AND MUNICIPAL BONDS

     STANDARD & POOR'S

     AAA: An obligation rated AAA has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

     AA: An obligation rated AA differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

     A: An obligation rated A is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than bonds in higher rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

     BBB: An obligation rated BBB exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     Obligations rated BB, B, CCC, CC, and C are regarded as having significant speculative characteristics. BB indicates the least degree of speculation and C the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

     BB: An obligation rated BB is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

     B: An obligation rated B is more vulnerable to nonpayment than obligations rated BB, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

     CCC: An obligation rated CCC is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

     CC: An obligation rated CC is currently highly vulnerable to nonpayment.

     C: A subordinated debt or preferred stock obligation rated C is currently highly vulnerable to nonpayment. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued. A C also will be assigned to a preferred stock issue in arrears on dividends or sinking fund payments, but that is currently paying.

     D: An obligation rated D is in payment default. The D rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

     The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

     MOODY'S

     AAA: Bonds and preferred stock that are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

     AA: Bonds and preferred stock that are rated Aa are judged to be of high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities, or fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat greater than in Aaa securities.

     A: Bonds and preferred stock that are rated A possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment some time in the future.

     BAA: Bonds and preferred stock that are rated Baa are considered as medium-grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present, but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such securities lack outstanding investment characteristics, and in fact have speculative characteristics as well.

     BA: Bonds and preferred stock that are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes issues in this class.

     B: Bonds and preferred stock that are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

     CAA: Bonds and preferred stock that are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

     CA: Bonds and preferred stock that are rated Ca represent obligations that are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

     C: Bonds and preferred stock that are rated C are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

     Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.

     FITCH

     AAA: Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

     AA: Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

     A: Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk and indicate strong capacity for timely payment of financial commitments. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

     BBB: Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investments grade category.

     BB: Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

     B: Securities are considered highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

     CCC, CC AND C: Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. CC ratings indicate that default of some kind appears probable, and C ratings signal imminent default.

     DDD, DD AND D: Securities are in default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. DDD obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. DD indicates potential recoveries in the range of 50%-90%, and D the lowest recovery potential, i.e., below 50%.

     Entities rated in this category have defaulted on some or all of their obligations. Entities rated DDD have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated DD and D are generally undergoing a formal reorganization or liquidation process; those rated DD are likely to satisfy a higher portion of their outstanding obligations, while entities rated D have a poor prospect for repaying all obligations.

     The ratings from AA to CCC may be modified by the addition of a plus (+) or minus (-) sign to show the relative standing within the major rating categories.

RATINGS OF MUNICIPAL NOTES

     STANDARD & POOR'S

     SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

     SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

     SP-3: Speculative capacity to pay principal and interest.

None of the Funds will purchase SP-3 municipal notes.

     MOODY'S. Generally, Moody's ratings for state and municipal short-term obligations are designated Moody's Investment Grade ("MIG"); however, where an issue has a demand feature which makes the issue a variable rate demand obligation, the applicable Moody's rating is "VMIG."

     MIG 1/VMIG 1: This designation denotes the superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

     MIG 2/VMIG 2: This designation denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

     MIG 3/VMIG 3: This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

None of the Funds will purchase MIG 2/VMIG 3 municipal notes.

RATINGS OF COMMERCIAL PAPER

     STANDARD & POOR'S

     Commercial paper ratings are graded into four categories, ranging from A for the highest quality obligations to D for the lowest. None of the Funds will purchase commercial paper rated A-3 or lower.

     A-1: A short-term obligation rated A-1 is rated in the highest category by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

     A-2: A short-term obligation rated A-2 is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

     A-3: A short-term obligation rated A-3 exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

     MOODY'S

     Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers. None of the Funds will purchase Prime-3 commercial paper.

     PRIME-1: Issuers rated Prime-1 (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics:

     -    Leading market positions in well-established industries.

     -    High rates of return on funds employed.

     - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

     - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

     - Well-established access to a range of financial markets and assured sources of alternate liquidity.

     PRIME-2: Issuers rated Prime-2 (or supporting institutions) have a strong ability for repayment of senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

     PRIME-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

     FITCH

     Fitch employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers. None of the Funds will purchase F3 commercial paper.

     F1: Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

     F2: Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

     F3: Securities possess fair credit quality. This designation indicates that the capacity for timely payments of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

APPENDIX B


The Board of Trustees of the Mount Vernon Securities Lending Trust (the "Trust") has determined that it is in the best interests of the Trust and its respective series (each, a "Portfolio" and collectively, the "Portfolios") for the Trust to adopt the following policy and procedures with respect to voting proxies relating to portfolio securities held by certain of the Portfolios.


                        PROXY VOTING POLICIES & PROCEDURE

GENERAL PRINCIPLES


FAF Advisors, Inc. ("FAF") is the investment manager for the First American family of mutual funds and for other separately managed accounts. As such, FAF has been delegated the authority to vote proxies with respect to the investments held in client accounts, unless the client has specifically retained such authority in writing. It is FAF's duty to vote proxies in the best interests of clients in a timely and responsive manner. In voting proxies, FAF also seeks to maximize total investment return for clients.



In the event of a sub-advisor, FAF delegates proxy voting to the sub-advisor who is responsible for developing and enforcing policies, which are reviewed regularly by FAF.



FAF's Investment Policy Committee, comprised of the firm's most senior investment professionals, is charged with oversight of the proxy voting policies and procedures. The Investment Policy Committee is responsible for (1) approving the proxy voting policies and procedures, (2 monitoring the activities of FAF's Proxy Voting Administration Committee.


POLICIES AND PROCEDURES


Policies. The Investment Policy Committee, after reviewing and concluding that such policies are reasonably designed to vote proxies in the best interests of clients, has approved and adopted the proxy voting policies of ISS, a leading national provider of proxy voting administrative and research services. As a result, such policies set forth FAF's positions on recurring proxy issues and criteria for addressing non-recurring issues. A summary of these policies is attached. These policies are reviewed periodically and therefore are subject to change. Even though it has adopted ISS's policies, FAF maintains the fiduciary responsibility for all proxy voting decisions. In appropriate situations, a portfolio manager can initiate action to override a standard policy for a particular vote and such override will be subject to approval of the Investment Policy Committee.



Procedures. Responsibility for certain administrative aspects of proxy voting rests with the FAF's Proxy Voting Administration Committee. The Proxy Voting Administration Committee also supervises the relationship with an outside firm that assists with the process, ISS. This firm apprises FAF of shareholder meeting dates, forward proxy voting materials, provide FAF with research on proxy proposals and voting recommendations and cast the actual proxy votes. ISS also serves as FAF's proxy voting record keeper and generates reports on how proxies were voted.



Conflicts of Interest. As an affiliate of U.S. Bancorp, a large, multi-service financial institution, FAF recognizes that there are numerous situations wherein it may have a perceived or real conflict of interest in voting the proxies of issuers or proxy proponents (e.g., a special interest group) who are clients or potential clients of some part of the U.S. Bancorp enterprise. Directors and officers of such companies also may have personal or familial relationships with the U.S. Bancorp enterprise and its employees that could give rise to conflicts of interest.



Although FAF strongly believes that, regardless of such real or perceived conflicts of interest, it will vote proxies in its clients' best interests. By adopting ISS's policies and generally deferring to ISS's recommendations, FAF believes the risk related to conflicts will be minimized.


To further minimize this risk, the Investment Policy Committee has also reviewed ISS's conflict avoidance policy and has concluded that it adequately addresses both the actual and perceived conflicts of interest the proxy voting service may face.


In the event the Proxy Voting Administration Committee determines that ISS faces a material conflict of interest with respect to a specific vote, the Proxy Voting Administration Committee will direct ISS how to vote. Before doing so, however, the Proxy Voting Administration Committee will confirm that FAF faces no material conflicts of the nature discussed above.


If the Proxy Voting Administration Committee concludes a material conflict does exist, it will recommend a course of action designed to address the conflict to the Investment Policy Committee. Such actions could include, but are not limited to:

     - Obtaining instructions from the affected clients on how to vote the proxy;


     - Disclosing the conflict to the affected clients and seeking their consent to permit FAF to vote the proxy;


     -    Voting in proportion to the other shareholders;

     - Recusing an Investment Policy Committee member from all discussion or consideration of the matter, if the material conflict is due to such person's actual or potential conflict of interest; or

     -    Following the recommendation of a different independent third party.


In addition to all of the above, members of the Investment Policy Committee and the Proxy Voting Administration Committee must notify FAF's Chief Compliance Officer of any direct, indirect or perceived improper influence made by any employee, officer or director within the U.S. Bancorp enterprise or First American Fund complex with regard to how FAF should vote proxies. The Chief Compliance Officer will investigate the allegations and will report the findings to the FAF Chief Executive Officer and the General Counsel. If it is determined that improper influence was attempted, appropriate action shall be taken. Such appropriate action may include disciplinary action, notification of the appropriate senior managers within the U.S. Bancorp enterprise, or notification of the appropriate regulatory authorities. In all cases, the

Investment Policy Committee shall not consider any improper influence in determining how to vote proxies and will vote in the best interests of clients.

REVIEW AND REPORTS

On a regular basis, the Proxy Voting Administration Committee will review the proxy voting record to assess a number of matters. The review will include:


     - Monitor proxy votes cast to ensure they are consistent with FAF policy.


     -    Ensure proxy votes are cast in a timely manner.

     - Ensure proxy ballots are sent to and received by ISS in a timely manner.

The Proxy Voting Administration Committee will report periodically to the Investment Policy Committee, including a review of all identified conflicts and how they were addressed. These reports will include all funds, including those that are sub-advised.

With respect to the review of votes cast on behalf of investments by the First American family of mutual funds, such review will also be reported to the independent Board of Directors of the First American Funds.

VOTE DISCLOSURE TO SHAREHOLDERS

The actual proxy voting records of the First American Funds will be filed with the U.S. Securities Exchange Commission and will be available to shareholders after June 30, 2004. Such records will be available on the First American Funds' website at www.firstamericanfunds.com and on the SEC's website at www.sec.gov. Additionally, shareholders can receive, on request, the voting records for the First American Fund mutual funds by calling a toll free number (1-800-677-3863).


FAF's separately managed account clients can contact their relationship manager for more information on FAF's policies and the proxy voting record for their account.



The information that will be available includes, name of issuer; ticker/CUSIP; shareholder meeting date; description of item and FAF's vote.


ISS PROXY VOTING GUIDELINES SUMMARY

The following is a concise summary of ISS's proxy voting policy guidelines.

1.   AUDITORS

Vote FOR proposals to ratify auditors, unless any of the following apply:

     - An auditor has a financial interest in or association with the company, and is therefore not independent

     -    Fees for non-audit services are excessive, or

     - There is reason to believe that the independent auditor has rendered an opinion, which is neither accurate nor indicative of the company's financial position.

2.   BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Votes on director nominees should be made on a CASE-BY-CASE basis, examining the following factors: independence of the board and key board committees, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, responsiveness to shareholder proposals, any egregious board actions, and any excessive non-audit fees or other potential auditor conflicts.

CLASSIFICATION/DECLASSIFICATION OF THE BOARD

Vote AGAINST proposals to classify the board. Vote FOR proposals to repeal classified boards and to elect all directors annually.

INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)

Vote on a CASE-BY-CASE basis shareholder proposals requiring that the positions of chairman and CEO be held separately. Because some companies have governance structures in place that counterbalance a combined position, certain factors should be taken into account in determining whether the proposal warrants support. These factors include the presence of a lead director, board and committee independence, governance guidelines, company performance, and annual review by outside directors of CEO pay.

MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES

Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence. Vote FOR shareholder proposals asking that board audit, compensation, and/or nominating committees be composed exclusively of independent directors if they currently do not meet that standard.

3.   SHAREHOLDER RIGHTS

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent. Vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings. Vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SUPERMAJORITY VOTE REQUIREMENTS

Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

CUMULATIVE VOTING

Vote AGAINST proposals to eliminate cumulative voting. Vote proposals to restore or permit cumulative voting on a CASE-BY-CASE basis relative to the company's other governance provisions.

CONFIDENTIAL VOTING

Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election, as long as the proposal includes a provision for proxy contests as follows: In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy. If the dissidents agree, the policy remains in place. If the dissidents will not agree, the confidential voting policy is waived. Vote FOR management proposals to adopt confidential voting.

4.   PROXY CONTESTS

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

REIMBURSING PROXY SOLICITATION EXPENSES

Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

5.   POISON PILLS

Vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

6.   MERGERS AND CORPORATE RESTRUCTURINGS

Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

7.   REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

8.   CAPITAL STRUCTURE

COMMON STOCK AUTHORIZATION

Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS.

Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

DUAL-CLASS STOCK

Vote AGAINST proposals to create a new class of common stock with superior voting rights.

Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

     - It is intended for financing purposes with minimal or no dilution to current shareholders

     - It is not designed to preserve the voting power of an insider or significant shareholder

9.   EXECUTIVE AND DIRECTOR COMPENSATION

Votes with respect to compensation plans should be determined on a CASE-BY-CASE basis. Our methodology for reviewing compensation plans primarily focuses on the transfer of shareholder wealth (the dollar cost of pay plans to shareholders instead of simply focusing on voting power dilution). Using the expanded compensation data disclosed under the SEC's rules, ISS will value every award type. ISS will include in its analyses an estimated dollar cost for the proposed plan and all continuing plans. This cost, dilution to shareholders' equity, will also be expressed as a percentage figure for the transfer of shareholder wealth, and will be considered long with dilution to voting power. Once ISS determines the estimated cost of the plan, we compare it to a company-specific dilution cap.

Vote AGAINST equity plans that explicitly permit repricing or where the company has a history of repricing without shareholder approval.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

     -    Historic trading patterns

     -    Rationale for the repricing

     -    Value-for-value exchange

     -    Option vesting

     -    Term of the option

     -    Exercise price

     -    Participation

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis.

Vote FOR employee stock purchase plans where all of the following apply:

     -    Purchase price is at least 85 percent of fair market value

     -    Offering period is 27 months or less, and

     -    Potential voting power dilution (VPD) is ten percent or less.

Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.

SHAREHOLDER PROPOSALS ON COMPENSATION

Vote on a CASE-BY-CASE basis for all other shareholder proposals regarding executive and director pay, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook.

10.  SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

                                     PART C

ITEM 23. EXHIBITS


(a)(1) Amended and Restated Certificate of Trust dated October 14, 2005.
       (Incorporated by reference to Exhibit (a)(1) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(a)(2) Agreement and Declaration of Trust dated October 14, 2005. .
       (Incorporated by reference to Exhibit (a)(2) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(b) By-Laws. (Incorporated by reference to Exhibit (b) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(c)    None.

(d)    Investment Advisory Agreement between Mount Vernon Securities Lending
       Trust and FAF Advisors, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (d) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(e)    Not Applicable.

(f)    None.

(g)    Custodian Agreement between Mount Vernon Securities Lending Trust and
       U.S. Bank National Association dated September 21, 2005. (Incorporated by reference to Exhibit (g) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(h) Administration Agreement between Mount Vernon Securities Lending Trust and FAF Advisors, Inc. dated September 21, 2005. (Incorporated by reference to Exhibit (h) to the registration statement on Form N-1A, filed October 17, 2005 (File No. 811-21824)).

(i)    Not Applicable.

(j)    Not Applicable.

(k)    Not Applicable.

(l)    None.

(m)    None.

(n)    None.

(o)    Reserved.

(p) Not applicable. (The Registrant is a money market fund and is not required to adopt a code of ethics required by Rule 17j-1 under the Investment Company Act of 1940, as amended.)

ITEM 24. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     The Registrant is not directly or indirectly controlled by or under common control with any person other than the Trustees and the investment companies for which the Trustees collectively serve as Directors. It does not have any subsidiaries.

ITEM 25. INDEMNIFICATION

     Except as set forth in Section 5.2 of the Declaration of Trust, the Trust shall indemnify any person described in Section 5.2 of the Certificate of Trust ("indemnitee"), for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct, as described in
Section 5.2 of the Certificate of Trust, by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither "interested persons", as defined in the 1940 Act nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.

     Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder but only if one or more of the following is the case:
(i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) there shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither "interested persons" as defined in the 1940 Act nor parties to the covered proceeding.

     Nothing contained in the Declaration of Trust shall be deemed to affect the right of the Trust and/or any indemnitee to acquire and pay for any insurance covering any or all indemnitees to the extent permitted by the 1940 Act or to affect any other indemnification rights to which any indemnitee may be entitled to the extent permitted by the 1940 Act.

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISOR

     See "Management of the Trust" in Part B. Information as to the Trustees and officers of the Advisor is included in its Form ADV filed with the SEC and is incorporated herein by reference thereto.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not Applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books, records and documents of the Registrant required pursuant to Section 31(a) of the 1940 Act and the rules promulgated thereunder are located in whole or in part, as the offices of the Registrant and the following locations:


     FAF Advisors, Inc. (Investment Advisor, Administrator, and Transfer Agent)

     800 Nicollet Mall, Minneapolis, Minnesota 55402

     U.S. Bank National Association (Custodian)
     800 Nicollet Mall, Minneapolis, Minnesota 55402

ITEM 29. MANAGEMENT SERVICES

     None.

ITEM 30. UNDERTAKINGS

     Not Applicable.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Mount Vernon Securities Lending Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Minneapolis and State of Minnesota on the 31st day of March, 2006.



                                        MOUNT VERNON SECURITIES LENDING TRUST



                                        By: /s/ Thomas S. Schreier, Jr.
                                            ------------------------------------
                                            Thomas S. Schreier, Jr.
                                            President